SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.   )

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C. R. Bard, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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C. R. BARD, INC.

730 Central Avenue
Murray Hill, New Jersey 07974

March 9, 2001

Dear Shareholder:

      Your Board of Directors joins me in extending an invitation to attend the 2001 Annual Meeting of Shareholders which will be held on Wednesday, April 18, 2001, at the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey. The meeting will start promptly at 10:00 a.m.

      We sincerely hope you will be able to attend and participate in the meeting. We will report on the Company’s progress and respond to questions you may have about the Company’s business. There will also be important items to be acted upon by shareholders.

      If you plan to attend the meeting and are a shareholder of record, please mark your proxy card in the space provided for that purpose. An admission ticket is included with the proxy card for each shareholder of record. If your shares are not registered in your name, please advise the shareholder(s) of record (your bank, broker, etc.) that you wish to attend. That firm must provide you with evidence of your ownership, which will enable you to gain admission to the meeting.

      Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. As a shareholder of record, you can vote your shares by telephone or over the Internet in accordance with the instructions set forth on the enclosed proxy card, or mark your vote on the proxy card, sign and date it and mail it in the envelope provided.

Sincerely,

/s/ William H. Longfield

WILLIAM H. LONGFIELD
Chairman and
Chief Executive Officer

C. R. BARD, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 18, 2001

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of C. R. Bard, Inc. will be held on Wednesday, April 18, 2001, at the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey, at 10:00 a.m. for the following purposes:

1.	To elect two Class II directors for a term of three years;

2.	To approve an amendment to, and reapprove certain provisions of, the 1993 Long Term Incentive Plan of C. R. Bard, Inc., as previously amended and restated;

3.	To approve an amendment to the 1988 Directors Stock Award Plan of C. R. Bard, Inc., as previously amended and restated;

4.	To ratify the appointment of Arthur Andersen LLP as independent public accountants for the year 2001; and

5.	To transact such other business as may properly come before the meeting and any adjournments thereof.

      Only shareholders of record at the close of business on February 26, 2001, are entitled to notice of and to vote at the meeting.

      A copy of the Annual Report of C. R. Bard, Inc. for 2000 is enclosed with this Notice, the attached Proxy Statement and the accompanying proxy card.

      All shareholders are urged to attend the meeting in person or by proxy. Shareholders who do not expect to attend the meeting are requested to vote either: (i) by phone as directed on the enclosed proxy card; (ii) over the Internet as directed on the enclosed proxy card; or (iii) by completing, signing and dating the enclosed proxy card and returning it promptly in the self-addressed envelope provided.

By order of the Board of Directors

NADIA C. ADLER
Secretary

March 9, 2001

NO MATTER HOW MANY SHARES YOU OWNED

ON THE RECORD DATE, YOUR VOTE IS IMPORTANT.

     PLEASE INDICATE YOUR VOTING INSTRUCTIONS EITHER (i) BY PHONE AS DIRECTED ON THE ENCLOSED PROXY CARD; (ii) OVER THE INTERNET AS DIRECTED ON THE ENCLOSED PROXY CARD; OR (iii) ON THE ENCLOSED PROXY CARD BY SIGNING, DATING AND RETURNING IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PHONING IN YOUR VOTE, VOTING OVER THE INTERNET OR MAILING YOUR PROXY CARD PROMPTLY.

C. R. BARD, INC.

730 Central Avenue
Murray Hill, New Jersey 07974

PROXY STATEMENT

General

      The accompanying proxy is solicited on behalf of the Board of Directors of C. R. Bard, Inc. (the “Company”) for use at the Annual Meeting of Shareholders referred to in the foregoing notice and at any adjournment thereof. It is expected that this Proxy Statement and the accompanying proxy will be mailed commencing March 9, 2001, to each shareholder entitled to vote.

      Shares represented by proxies, if such proxies are properly given and not revoked, will be voted in accordance with the specifications given thereby or, if no specifications are given, will be voted FOR the election as directors of all nominees named herein, FOR Proposal Nos. 2, 3 and 4 and in accordance with the discretion of the named attorneys and proxies on any other business. Any proxy may be revoked at any time before it is exercised by notice in writing delivered to the Secretary of the Company.

      Under New Jersey law and the Company’s By-Laws, the presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting of Shareholders constitutes a quorum. Directors are elected by a plurality of the votes cast at the Annual Meeting of Shareholders. The approval of Proposal Nos. 2 and 3 requires the affirmative vote of a majority of the votes cast on the proposal, provided that a majority of the outstanding shares of Common Stock vote on the proposal. The approval of Proposal No. 4 requires the affirmative vote of a majority of the votes cast on the proposal.

      Votes cast at the Annual Meeting of Shareholders will be tabulated by the Company’s transfer agent. Votes withheld for the election of directors have no impact on the election of directors. Abstentions and broker non-votes will have no effect on Proposal Nos. 2, 3 and 4; however, in the case of Proposal Nos. 2 and 3, abstentions and broker non-votes will not be counted as votes cast for purposes of determining whether a majority of the outstanding shares of Common Stock voted on the proposal.

      On February 26, 2001, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders, the outstanding voting securities of the Company consisted of 51,036,084 shares of Common Stock. Each share is entitled to one vote.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

      There are currently eight members of the Board of Directors, divided into three classes. Class I consists of two directors whose terms expire in 2003. Class II consists of three directors whose terms expire in 2001. Class III consists of three directors whose terms expire in 2002. Upon election by shareholders, directors serve for a three-year term and until their successors are elected and qualified.

      Two current members of the Board of Directors constituting Class II directors are nominated for re-election at the Annual Meeting of Shareholders. One member of the Board of Directors constituting a Class II director will be retiring as of the Annual Meeting of Shareholders.

      Votes pursuant to the accompanying proxy will be cast, unless otherwise indicated on the proxy, for the election of the two nominees named below. In the event that either nominee shall be unable to serve as a director, it is intended that the proxy solicited hereby will be voted for such other person or persons as may be nominated by the Board of Directors. Management has no reason to believe that any nominee will be unable to serve.

      Set forth below are the names, principal occupations and ages of the two nominees for election as directors and the other current directors, as well as certain information relating to other positions held by them with the Company and other companies. Except as otherwise indicated, the information set forth below as to principal occupation is for at least the last five years. There are no family relationships among directors and nominees.

Nominees for Re-election as Class II Directors

Anthony Welters

Chairman and Chief Executive Officer of AmeriChoice Corporation (managed health care services holding company) and its predecessor companies since 1989; age 46. Mr. Welters was elected a director in 1999 and is a member of the Finance Committee, Governance Committee and Regulatory Compliance Committee. Mr. Welters is a recipient of the prestigious Horatio Alger award and now serves as a director of the Horatio Alger Association. He is also a director of West Pharmaceutical Services, Inc. and serves as Vice Chairman of the Board of Trustees for the Morehouse School of Medicine in Atlanta.

Tony L. White

Chairman, President and Chief Executive Officer of Applera Corporation (formerly known as PE Corporation) (life science systems and genomic information products) since September 1995, having been Executive Vice President, Baxter International Inc. from November 1993 to September 1995 and Executive Vice President, Global Business, Baxter International Inc. from March 1992 to November 1993; age 54. Mr. White has been a director since 1996 and is a member of the Executive Committee, Audit Committee and Compensation Committee. He is also a director of Ingersoll-Rand Company.

Other Directors of the Company

Class I Directors

(Terms Expire in 2003)

Marc C. Breslawsky

President and Chief Operating Officer of Pitney Bowes Inc. (systems to manage the exchange and distribution of information and packages) since May 1996, having been Vice Chairman since October 1994 and President of Pitney Bowes Office Systems from 1990 to 1994; age 58. Mr. Breslawsky has been a director since 1996 and is a member of the Audit Committee, Finance Committee and Compensation Committee. He is also a director of Pitney Bowes Inc., The United Illuminating Company, Pitney Bowes Credit Corp. and The Pittston Company.

William T. Butler, M.D.

Chancellor of Baylor College of Medicine since January 1996, having been President and Chief Executive Officer from 1979 to 1996; age 68. Dr. Butler has been a director since 1988 and is a member of the Compensation Committee, Regulatory Compliance Committee and Governance Committee. He is a member of the Institute of Medicine of the National Academy of Sciences. He is also a director of Lyondell Chemical Company and has been Chairman of Lyondell Chemical Company since June 1997.

Class III Directors

(Terms Expire in 2002)

T. Kevin Dunnigan

Chairman and Chief Executive Officer since August 2000 and President since October 2000 of Thomas & Betts Corporation (electrical connectors and components), having been a director since 1975 and having previously served as Chairman from 1992 to May 2000, Chief Executive Officer from 1985 to 1997 and President from 1980 to 1994; age 63. Mr. Dunnigan has been a director since 1994 and is a member of the Executive Committee, Audit Committee and Governance Committee. He is also a director of Deere & Company and PRO MACH, Inc.

Regina E. Herzlinger

Nancy R. McPherson Professor of Business Administration, Harvard Business School since 1971; age 57. Professor Herzlinger has been a director since 1991 and is a member of the Audit Committee, Finance Committee and Regulatory Compliance Committee. She is also a director of Nanogen, Inc., Deere & Company, Cardinal Health, Inc. and Schering-Plough Corporation.

William H. Longfield

Chairman, President and Chief Executive Officer since September 1995, having been President and Chief Executive Officer since June 1994 and President and Chief Operating Officer from September 1991 to June 1994; age 62. Mr. Longfield has been a director since 1990 and is a member of the Executive Committee and Governance Committee. He is also a director of Manor Care, Inc., West Pharmaceutical Services, Inc. and Horizon Health Corporation.

Retiring Director

      The Company wishes to acknowledge with gratitude the many years of service by Robert P. Luciano, who will retire from the Board of Directors as of the 2001 Annual Meeting of Shareholders.

Robert P. Luciano

Chairman Emeritus of Schering-Plough Corporation (pharmaceuticals and consumer products), having been Chairman and Chief Executive Officer from January 1986 to December 1995 and Chairman from January 1996 to November 1998; age 67. Mr. Luciano has been a director since 1981 and is a member of the Executive Committee, Compensation Committee and Governance Committee. He is also a director of Honeywell International Inc., Merrill Lynch & Co., Inc. and Schering-Plough Corporation.

Resigning Director

      Elaine L. Chao has resigned from the Board of Directors and accepted a position in government as United States Secretary of Labor. The Company wishes to congratulate Ms. Chao and acknowledge with gratitude her service on the Board.

Elaine L. Chao

Distinguished Fellow, The Heritage Foundation (a research and educational institute) since 1996 and Chairman of the Foundation’s Asia Advisory Council, having been Director of the Peace Corps from 1991 to 1992 and President and Chief Executive Officer of United Way of America from 1992 to 1996; age 47. Ms. Chao was elected a director in 1999 and was a member of the Audit Committee, Finance Committee and Regulatory Compliance Committee. She was also a director of Northwest Airlines, Inc., Dole Food Company, Inc., Millipore Corporation and The Clorox Company.

Securities Ownership of Certain Beneficial Owners

      The table below indicates all persons who, to the knowledge of management, beneficially owned more than 5% of the Company’s outstanding Common Stock as of February 26, 2001:

	Number of Shares
	of Common Stock	Percent
Name and address of beneficial owner	Beneficially Owned	of Class

FMR Corp.	7,617,307(1)	14.98
82 Devonshire Street
Boston, Massachusetts 02109

J.P. Morgan Chase & Co.	3,508,175(2)	6.9
270 Park Avenue
New York, NY 10017

OppenheimerFunds, Inc.	2,742,600(3)	5.39
Two World Trade Center, 34th Floor
New York, NY 10048

(1)	Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. (“FMR”) and a registered investment adviser, is the beneficial owner of 5,859,630 shares or 11.526% of the Common Stock outstanding as a result of acting as investment adviser to various registered investment companies (the “Funds”). The ownership of one investment company, Fidelity Growth & Income Fund, amounted to 4,591,300 shares or 9.031% of the Common Stock outstanding. Fidelity Management Trust Company (“FMTC”), a wholly owned subsidiary of FMR, is the beneficial owner of 1,387,937 shares or 2.730% of the Common Stock outstanding as a result of serving as investment manager of various institutional accounts. Edward C. Johnson 3d, FMR’s Chairman, FMR, through its control of Fidelity, and the Funds each has sole power to dispose of the 5,859,630 shares owned by the Funds, and Mr. Johnson and FMR, through its control of FMTC, each has sole power to vote and dispose of 1,387,937 shares owned by the institutional accounts. The Funds’ Boards of Trustees have sole power to vote all shares owned by the Funds. Fidelity carries out the voting of the Funds’ shares under written guidelines established by the Funds’ Boards of Trustees. Members of Mr. Johnson’s family are the predominant owners of Class B shares of common stock of FMR. Mr. Johnson owns 12.0% and Abigail P. Johnson, a Director of FMR, owns 24.5% of the voting stock of FMR. The Johnson family and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Through their ownership of voting common stock and the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group as to FMR. The foregoing information is based on the Schedule 13G filed by FMR on February 13, 2001.

(2)	Denotes sole voting power with respect to 2,888,185 of such shares, shared voting power with respect to none of such shares, sole dispositive power with respect to 3,487,975 of such shares and shared dispositive power with respect to 700 of such shares. The foregoing information is based on the Schedule 13G filed by J.P. Morgan Chase & Co. on February 8, 2001.

(3)	Denotes sole voting power, shared voting power and sole dispositive power with respect to none of such shares and shared dispositive power with respect to all such shares. The foregoing information is based on the Schedule 13G filed by OppenheimerFunds, Inc. on February 14, 2001.

Securities Ownership of Management

      The table below contains information as of February 26, 2001, with respect to the beneficial ownership of Common Stock of the Company by each director of the Company and the Company’s Chief Executive Officer and four other most highly compensated executive officers (collectively, the “Named Executive Officers”) and all directors and executive officers as a group (including the Named Executive Officers). At that date, no director or executive officer owned more than 1% of the outstanding Common Stock and all directors and executive officers as a group (18 people) owned beneficially 1.2% of the outstanding Common Stock. Unless otherwise noted in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned.

	Shares of Common Stock
	Beneficially Owned

		Right to
		Acquire Within
	Held as of	60 Days of
	February 26,	February 26, 2001
Name	2001(1)	Under Options

Marc C. Breslawsky	12,341	2,000

William T. Butler, M.D.	11,288	4,400

T. Kevin Dunnigan	18,209	2,600

Regina E. Herzlinger	17,743	4,400

Guy J. Jordan	41,728	46,778

William H. Longfield	257,817	431,605

Robert P. Luciano	33,503	4,400

Timothy M. Ring	44,558	56,745

Charles P. Slacik	38,929	15,000

John H. Weiland	53,785	36,822

Anthony Welters	4,653	400

Tony L. White	12,163	2,000

All Directors and Executive Officers as a group (18 people)	631,238	748,138

(1)	Includes phantom stock shares credited to the accounts of non-employee directors under the Deferred Compensation Agreement for Non-Employee Directors, as follows: Marc C. Breslawsky, 5,901; T. Kevin Dunnigan, 7,755; Regina E. Herzlinger, 11,038; Anthony Welters, 2,110; Tony L. White, 5,682. See “Compensation of Outside Directors — Fees and Deferred Compensation.” Also includes share equivalent units credited to the accounts of non-employee directors under the Stock Equivalent Plan for Outside Directors, as follows: Marc C. Breslawsky, 5,440; William T. Butler, M.D., 4,032; T. Kevin Dunnigan, 8,254; Regina E. Herzlinger, 4,032; Robert P. Luciano, 26,547; Anthony Welters, 1,843; Tony L. White, 5,440. See “Compensation of Outside Directors — Stock Equivalent Plan for Outside Directors.”

Section 16(a) Beneficial Ownership Reporting Compliance

      Under the federal securities laws, the Company’s directors, officers and ten percent shareholders are required to report to the Securities and Exchange Commission and the New York Stock Exchange, by specific dates, transactions and holdings in the Company’s Common Stock. Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no annual corrective filings were required for those persons, the Company believes that during fiscal year 2000 all these filing requirements were timely satisfied.

Board Meetings and Committees

      Seven regular meetings of the Board of Directors were held during 2000. The average attendance of all directors at the seven Board meetings was 94%. The average attendance of all directors at all meetings of the Board and Committees of the Board during 2000 was 94%. During this period each director attended 83% or more of all meetings of the Board of Directors and of the Committees on which he or she served.

      The Board of Directors has several standing committees, including, among others, an Audit Committee, a Compensation Committee and a Governance Committee.

      The Audit Committee, currently composed of directors Breslawsky, Dunnigan, Herzlinger and White, met two times during 2000. All members of the Audit Committee are independent as defined by the New York Stock Exchange. The principal functions of the Audit Committee are to (i) make recommendations to the full Board of Directors concerning the appointment, selection or replacement of independent public accountants; (ii) review the scope of the audit and related fees; (iii) review the Company’s accounting principles, policies and reporting practices with the independent public accountants, internal auditors and management; (iv) discuss with the independent public accountants the results of their audit and determine what action, if any, is required with respect to the Company’s internal control structure; (v) ensure that the independent public accountants submit on an annual basis to the Audit Committee, a formal written statement delineating all relationships between the independent public accountant and the Company; (vi) engage in a dialogue with the independent public accountants with respect to any disclosed relationships or services that may impact the objectivity and the independence of the independent public accountants; (vii) recommend that the Board take appropriate action in response to the independent public accountants’ report to satisfy itself of the independent public accountants’ independence; (viii) meet separately with the independent public accountants as well as separate meetings with the internal auditors; and (ix) consider other audit and nonaudit matters from time to time as requested by the full Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors which is attached as Exhibit A to this Proxy Statement.

      The Compensation Committee, currently composed of directors Breslawsky, Butler, Luciano and White, met four times during 2000. The principal functions of the Compensation Committee are to review and report to the Board of Directors on all matters involving compensation of employees and management and to administer the Company’s 1994 Executive Bonus Plan, 1993 Long Term Incentive Plan, as amended and restated, and Management Stock Purchase Plan.

      The Governance Committee, currently composed of directors Butler, Dunnigan, Longfield, Luciano and Welters, met two times during 2000. The principal functions of the Governance Committee are to advise and make recommendations to the Board of Directors on all matters concerning Board procedures and directorship practices. The Committee also reviews and makes recommendations to the Board of Directors concerning the qualifications and selection of candidates as nominees for election as directors and will consider nominees recommended by shareholders. Such recommendations should be submitted to the Secretary of the Company. In addition, the Governance Committee administers the Company’s Stock Equivalent Plan for Outside Directors and the Company’s 1988 Directors Stock Award Plan, as amended and restated.

Executive Compensation — Compensation Committee Report

      The Company’s executive compensation program is designed to create a link between pay and performance. Performance is the critical factor in all compensation decisions. The Company relies on established compensation consultants to analyze and evaluate the total compensation paid to executives against that of competitive companies. The components of total compensation are base salary, annual cash bonus incentives and long-term incentives. The Compensation Committee believes that a strong link between pay and performance will enhance the Company’s ability to attract, motivate and retain key employees.

  Stock Ownership Program

      To further align the interests of management and shareholders, in 1998, the Compensation Committee established formal stock ownership guidelines for the Named Executive Officers and others holding senior executive positions at the corporate and divisional levels. The ownership guidelines are expressed in terms of the value of the Company’s Common Stock held by the executive as a multiple of that executive’s base salary.

      Under the guidelines of this program, the Chief Executive Officer is required to own a multiple of five times base salary, the Chief Financial Officer and Group Presidents three times base salary and other executives one to two times base salary. Executives subject to the stock ownership guidelines are required to contribute a minimum of 25% of their annual cash bonuses to purchase Common Stock of the Company under the Company’s Management Stock Purchase Plan (the “MSPP”) and will be required to continue to do so annually until such time as the executive has reached the applicable ownership guidelines. Executives who are subject to ownership guidelines have five years to meet the applicable guidelines. After the executive has reached the applicable ownership guidelines, contribution to the MSPP is voluntary. Messrs. Longfield, Jordan, Ring, Slacik and Weiland contributed 100%, 25%, 30%, 95% and 100%, respectively, of their 2000 bonuses to purchase Common Stock of the Company under the MSPP.

      While the Named Executive Officers and other executives in this program have been given five years in which to comply with this program, the Compensation Committee monitors participation and expects that incremental progress will be made each year by each executive.

  Base Salaries

      Base salaries are determined by evaluating the responsibility of the executive and by reference to the competitive marketplace for executive talent. In order to attract and retain high caliber executives, base salaries are targeted slightly above average but below the high end compared with the Company’s competition for executive talent. The Company believes that its competition for executive talent comes from a select group of companies in the same industry as, and with sales and products similar to those of, the Company. This group of companies is larger than and does not contain all the companies in the peer group which makes up the S&P Medical Products and Supplies Index in the Comparison of Five Year Cumulative Total Returns below, as the Company believes that reference to the S&P Medical Products and Supplies Index provides the most meaningful comparison for shareholder returns, while the larger, select group of companies is more representative of the Company’s competition for executive talent.

      In determining base salary increases as well as total compensation, the Compensation Committee takes into account corporate and individual performance and the salary levels prevailing at the select group of companies described above. Increases in base salaries are influenced by the performance of the Company and the individual as compared with established goals and objectives. Goals and objectives vary by individual and include the attainment of targeted levels of sales, net profits, earnings per share and return on shareholders’ investment. For purposes of base salary increases, no particular weight is assigned to any goal.

      In determining the base salary of Mr. Longfield, the Compensation Committee weighed corporate and individual performance more heavily than competitive salary data. The Compensation Committee considers the recommendation of Mr. Longfield in approving the base salaries of all Corporate Officers and general managers annually, including the Named Executive Officers. Goals and objectives for these individuals are based on the targeted levels described above for the Divisions or corporate staff functions for which they are responsible and on individual strategic and operational initiatives. Performance is weighed more heavily than competitive salary data.

      Each year, the Compensation Committee establishes a merit fund which is used to increase base salaries for professional and managerial employees. The amount of the merit fund is determined on the basis of an analysis of several industry specific and general, non-industry specific surveys which are conducted on an annual basis by consulting companies and trade associations. Individuals receive a salary increase paid out of the merit fund based on a formula which is designed to reward superior individual performance.

  Bonus Plans

      Awards under the Company’s bonus plans are determined on the basis of the degree to which corporate and, in certain cases, group financial and individual, non-financial goals are attained.

      Actual incentive compensation awards may be either more or less than targeted amounts depending on actual results compared with corporate, group and individual performance measures. Thus, the Company’s incentive plans create a direct link between pay and performance.

      At the beginning of each year, the Board of Directors, for corporate planning purposes and in consultation with the management of the Company, approves certain financial targets for the Company, including an earnings per share target. The earnings per share target then becomes the critical financial indicator used by the Compensation Committee in determining awards under the Company’s bonus plans for Mr. Longfield and the other executive officers, other than Group Presidents whose bonuses are determined as described below. All bonuses are based on operational results exclusive of certain items of an unusual and/or non-recurring nature.

      Certain executive officers of the Company, including the Named Executive Officers, receive their bonuses under the Company’s 1994 Executive Bonus Plan. Bonuses under this plan for 2000 were determined by reference to the degree to which the Company’s earnings per share target for 2000 was achieved and, with respect to Group Presidents, Messrs. Jordan, Ring and Weiland, with equal weight by reference to the degree to which the net income target established for their respective groups was achieved. In 2000, the Company’s earnings per share target was achieved and the net income targets for the groups of Messrs. Ring and Weiland were achieved. An additional bonus was paid to the Company’s Named Executive Officers for 2000 in amounts determined as described above as well as by reference to the degree to which sales, cash flow and return on investment targets for 2000 were achieved. These targets were achieved.

      Bonuses for the Company’s other executive officers for 2000 were determined by reference to the degree to which the Company’s earnings per share, sales, cash flow and return on investment targets for 2000 were achieved and on individual, non-financial performance.

  Restricted Stock Awards

      Under the Company’s 1993 Long Term Incentive Plan, as amended and restated, in 2000 the Compensation Committee granted restricted stock to selected executive officers, not including the Named Executive Officers. Restricted stock vests in accordance with a schedule specified by the Compensation Committee.

      Restricted stock is combined with other long-term incentives to target total compensation for long-term incentives at slightly above the average but below the high end of the select group of companies described above. The formula for determining the number of shares of restricted stock granted to each individual is weighted for attainment of goals and objectives. Executive officers may receive more or less than the targeted amounts depending on actual results compared with corporate and, in certain cases, group and individual performance measures as described under “Bonus Plans.”

  Stock Options

      Under the Company’s 1993 Long Term Incentive Plan, as amended and restated, in 2000 the Compensation Committee granted stock options to selected executive officers, including the Named Executive Officers. The Compensation Committee granted limited stock appreciation rights, which may only be exercised in the event of a change of control of the Company, in tandem with all stock options granted to executive officers. Stock options vest in accordance with a schedule specified by the Compensation Committee.

      All grants of stock options to Named Executive Officers made in 2000 (other than grants made to executive officers at the time they were hired) vest based, in part, upon performance measures (“Performance Options”). One half of the shares subject to Performance Options awarded to each recipient in 2000 vest if, within two years following the date of grant, the closing price of the Company’s Common Stock reaches at least $66.58 and the average of the closing prices of the Company’s Common Stock during the following 30-consecutive-day period is at least $66.58. All of the shares subject to Performance Options awarded to each recipient in 2000 that have not previously vested vest (i) if within three years following the date of grant, the closing price of the Company’s Common Stock reaches at least $74.26 and the average of the closing prices of the Company’s Common Stock during the following 30-consecutive-day period is at least $74.26, (ii) if the Company attains cumulative earnings per share growth of at least 45% within any period of three consecutive fiscal years, or any shorter period within any period of three consecutive fiscal years, beginning with 2000 or any fiscal year thereafter or (iii) on the seventh anniversary of the date of grant. Earnings per share growth is determined excluding the effects of unusual or non-recurring events.

      Stock options are combined with other long-term incentives to target total compensation for long-term incentives at slightly above the average but below the high end of the select group of companies described above. In determining the number of options granted to each individual, the Compensation Committee uses a formula weighted for attainment of goals and objectives. Named Executive Officers may receive more or less than targeted amounts depending on actual results compared with corporate and, in certain cases, group and individual performance measures as described under “Bonus Plans.”

      The Company uses the Black-Scholes method to determine the potential value of stock options.

  Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers in any year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company’s 1994 Executive Bonus Plan and 1993 Long Term Incentive Plan, as amended and restated, have been structured such that annual incentive bonuses and long-term equity-based compensation paid thereunder for the Company’s most senior executives should constitute qualifying performance-based compensation under Section 162(m). The Company’s shareholders have approved both such plans. However, the Compensation Committee recognizes that unanticipated future events, such as a change of control of the Company or a change in executive personnel, could result in a disallowance of compensation deduction under Section 162(m). Moreover, the Compensation Committee may from time to time award compensation that is non-deductible under Section 162(m) when in the exercise of the Compensation Committee’s business judgment such award would be in the best interest of the Company. The Compensation Committee believes that all compensation paid in 2000 to the Chief Executive Officer and the four other most highly compensated Executive Officers should be deductible under the Internal Revenue Code.

THE COMPENSATION COMMITTEE Robert P. Luciano, Chairman Marc C. Breslawsky William T. Butler, M.D. Tony L. White

Audit Committee Report

To the Board of Directors of C. R. Bard, Inc.:

      We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2000.

      We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

      Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

      We have considered whether the provisions of non-audit services by the Company’s principal auditors is compatible with maintaining auditor independence.

THE AUDIT COMMITTEE T. Kevin Dunnigan, Chairman Marc C. Breslawsky Regina E. Herzlinger Tony L. White

Fiscal 2000 Audit Firm Fee Summary

  Audit Fees

      The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $1,024,000.

  Financial Information Systems Design and Implementation Fees

      The aggregate fees billed by Arthur Andersen LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000, were $233,000.

  All Other Fees

      The aggregate fees billed by Arthur Andersen LLP for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the fiscal year ended December 31, 2000, were $1,714,000.

Summary Compensation Table

      The table below sets forth information concerning compensation earned by the Named Executive Officers during the last three fiscal years.

					Long Term
					Compensation

		Annual Compensation			Awards

				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
Name and		Salary	Bonus	Compensation	Awards	Options	Compensation
Principal Position	Year	($)	($)	($)(1)	($)(2)	(#)(3)	($)(4)

William H. Longfield	2000	840,000	834,624	300,537	–0–	100,000	202,626
Chairman and Chief	1999	740,000	488,400	184,121	–0–	100,000	284,219
Executive Officer	1998	683,000	614,700	520,386	–0–	80,000	216,080

Guy J. Jordan	2000	350,000	162,765	13,548	–0–	25,000	71,812
Group President	1999	325,000	159,673	39,931	–0–	25,000	67,960
	1998	293,283	172,800	35,175	–0–	20,000	39,916

Timothy M. Ring	2000	375,000	288,420	28,861	–0–	25,000	19,739
Group President	1999	350,000	181,125	18,122	–0–	25,000	19,035
	1998	323,552	219,375	51,777	–0–	20,000	15,484

Charles P. Slacik*	2000	350,000	214,949	68,048	–0–	25,000	30,714
Senior Vice President	1999	326,250	231,500 (5)	60,515	401,000	50,000	18,520
and Chief Financial Officer

John H. Weiland	2000	375,000	241,518	80,493	–0–	25,000	21,860
Group President	1999	350,000	196,875	65,645	–0–	25,000	17,962
	1998	318,333	191,588	155,891	–0–	20,000	15,298

*	Prior to January 6, 1999, Mr. Slacik was not affiliated with the Company.

(1)	For 2000, 1999 and 1998, the amounts for Mr. Longfield include $22,386, $21,294 and $20,202, respectively, of dividend equivalents paid under the Long Term Performance Incentive Plan (“LTPIP Dividend Equivalents”). No grants have been made under the Long Term Performance Incentive Plan since January 1, 1993.

Beginning with bonuses earned in 1998, the Named Executive Officers are, in certain circumstances, required to contribute a portion of their bonuses to purchase Common Stock of the Company at a discount under the MSPP. The executives are also permitted to contribute the remaining portion of their bonuses to purchase Common Stock of the Company at the same discount under the MSPP. See “Executive Compensation — Compensation Committee Report — Stock Ownership Program.” Messrs. Longfield, Jordan, Ring, Slacik and Weiland contributed 100%, 25%, 30%, 95% and 100%, respectively, of their 2000 bonuses to purchase Common Stock of the Company under the MSPP. For 2000, 1999 and 1998, the amounts for Mr. Longfield include discounts of $278,151, $162,827 and $500,184, respectively, on Common Stock of the Company purchased under the MSPP (the “MSPP Discount”). For 2000, 1999 and 1998, the entire amounts for Messrs. Jordan, Ring, Slacik and Weiland represent the MSPP Discount. None of the shares of Common Stock acquired under the MSPP can be transferred during the three-year period beginning from the time they are acquired. In addition, with respect to shares of Common Stock representing the discount, a prorated number of such shares are forfeited if the executive’s employment is terminated because of death, retirement or disability during such three-year period, and all of such shares are forfeited if the executive’s employment is otherwise terminated during such three-year period. In the event of a change of control of the Company, however, all restrictions on the shares of Common Stock acquired under the MSPP lapse.

(2)	As of December 31, 2000: Mr. Longfield held an aggregate of 134,040 shares of restricted stock with an aggregate value of $6,241,237; Mr. Jordan held an aggregate of 29,960 shares of restricted stock with an aggregate value of $1,395,012; Mr. Ring held an aggregate of 30,330 shares of restricted stock with an aggregate value of $1,412,240; Mr. Slacik held an aggregate of 27,000 shares of restricted stock with an aggregate value of $1,257,187; and Mr. Weiland held an aggregate of 32,410 shares of restricted stock with an aggregate value of $1,509,090.

Dividends are paid on all shares of restricted stock.

(3)	Grants consist of stock options with attached limited rights exercisable in the event of a change of control. See “Certain Compensation Arrangements” below for a description of the material features of the limited stock appreciation rights.

(4)	As required by the rules of the Securities and Exchange Commission, the amounts reflected in this column include the annual accruals to the employees’ accounts under the Supplemental Insurance/ Retirement Plan. Under this plan, the annual accruals are disproportionately higher in the later years of an employee’s participation in order to create an incentive to an executive to continue employment with the Company until at least age 62 when accruals cease. The Company believes that a more realistic reflection of the accruals under the Supplemental Insurance/ Retirement Plan is the actuarial average, over the years of an executive’s participation in the plan, of the aggregate expected accruals under the plan. On this basis, the actuarial average accrual amounts for Messrs. Longfield, Jordan, Ring, Slacik and Weiland would be $184,079, $43,193, $24,791, $18,175 and $34,214, respectively, in

2000 and $159,991, $33,398, $16,375, $11,605 and $22,744, respectively, in 1999, as opposed to the amounts reflected in the column. The actuarial average accrual amounts for Messrs. Longfield, Jordan, Ring and Weiland would be $135,792, $18,546, $11,121 and $17,492, respectively, in 1998, as opposed to the amounts reflected in the column.

For Mr. Longfield, the 2000 amount in the column represents Company contributions of $4,250 under the Retirement Savings Plan, $191,486 accrued under the Supplemental Insurance/ Retirement Plan and $6,890 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1999 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan, $274,546 accrued under the Supplemental Insurance/ Retirement Plan and $5,673 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; and the 1998 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan, $204,702 accrued under the Supplemental Insurance/ Retirement Plan and $7,378 which, net of tax, is reimbursement for insurance premiums paid under such latter plan.

For Mr. Jordan, the 2000 amount in the column represents Company contributions of $4,250 under the Retirement Savings Plan and $67,562 accrued under the Supplemental Insurance/ Retirement Plan; the 1999 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan and $63,960 accrued under the Supplemental Insurance/ Retirement Plan; and the 1998 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan and $35,916 accrued under the Supplemental Insurance/ Retirement Plan.

For Mr. Ring, the 2000 amount in the column represents Company contributions of $4,250 under the Retirement Savings Plan, $14,846 accrued under the Supplemental Insurance/ Retirement Plan and $643 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1999 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan, $14,434 accrued under the Supplemental Insurance/ Retirement Plan and $601 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; and the 1998 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan, $10,626 accrued under the Supplemental Insurance/ Retirement Plan and $858 which, net of tax, is reimbursement for insurance premiums paid under such latter plan.

For Mr. Slacik, the 2000 amount in the column represents Company contributions of $4,250 under the Retirement Savings Plan and $26,464 accrued under the Supplemental Insurance/ Retirement Plan; and the 1999 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan and $14,520 accrued under the Supplemental Insurance/ Retirement Plan.

For Mr. Weiland, the 2000 amount in the column represents Company contributions of $4,250 under the Retirement Savings Plan and $17,610 accrued under the Supplemental Insurance/ Retirement Plan; the 1999 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan and $13,962 accrued under the Supplemental Insurance/ Retirement Plan; and the 1998 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan and $11,298 accrued under the Supplemental Insurance/ Retirement Plan.

(5)	Includes a bonus of $50,000 paid to Mr. Slacik at the time he joined the Company.

Certain Compensation Arrangements

      The Company has an agreement with Mr. Longfield that provides for benefits upon any termination of employment within three years after a change of control (defined to include the acquisition by a person or a group of 20% or more of the voting power of the Company’s stock or a change in the members of the Board of Directors such that the continuing directors cease to constitute a majority of the Board of Directors). This agreement expires three years after any change of control; but, under certain circumstances may be terminated by the Board of Directors prior to any change of control, and will expire immediately upon the earlier of Mr. Longfield’s death, permanent disability or termination of employment for cause. Benefits include (i) severance pay of three times the sum of Mr. Longfield’s highest base salary and his average annual bonus during the three years prior to severance and (ii) continued participation in the Company’s benefit plans for one year (or, if such participation is not possible, provision for substantially similar benefits). The Company has similar agreements with Messrs. Jordan, Ring, Slacik and Weiland. In addition, the Company has entered into a Supplemental Executive Retirement Agreement, as amended and restated, with Mr. Longfield that provides for additional benefits each month, from the date Mr. Longfield becomes entitled to benefits under such agreement until the death of Mr. Longfield and his spouse, generally equal to (i) 60% of his salary and bonus averaged over the five completed calendar years that provide the highest average of all the completed calendar years ending before the time Mr. Longfield becomes entitled to benefits under such agreement minus (ii) an amount equal to the monthly payment that would be made to Mr. Longfield if the sum of benefits to which Mr. Longfield is entitled under the Company’s qualified and non-qualified pension plans (as of the date benefits under the agreement commence and excluding the Supplemental Executive Retirement Agreement, as amended and restated) were converted into an actuarially equivalent installment payment of benefits. Benefits under this plan commence upon death, disability, termination other than by reason of discharge for cause, voluntary retirement on or after age 62 (or prior to age 62 with approval by the Board of Directors) or voluntary retirement within two years after a change of control. Change of control for this purpose is defined in substantially the same manner as described above.

      The Company provides supplemental annuities to certain officers, including the Named Executive Officers, and other key employees for a fifteen-year period commencing on retirement pursuant to the Supplemental Insurance/ Retirement Plan or, with respect to officers, following a termination of employment within two years after a change of control. Change of control for this purpose is defined in substantially the same manner as in the agreements with Mr. Longfield.

      The Company’s 1993 Long Term Incentive Plan, as amended and restated, provides that the Compensation Committee may grant limited stock appreciation rights entitling the holder thereof to surrender to the Company, under certain circumstances, such rights in exchange for cash as described below. A limited stock appreciation right can only be exercised within the sixty-day period commencing upon the date of the first public disclosure of a change of control. Change of control for this purpose is defined in substantially the same manner as in the agreements with Mr. Longfield. Limited stock appreciation rights are exercisable whether or not the holder thereof is then employed by the Company. Upon exercise of a limited stock appreciation right, the holder thereof shall be entitled to receive an amount in cash equal to the greater of (i) the fair market value of the shares of the Common Stock of the Company with respect to which the limited stock appreciation right was exercised over the option price of such shares and (ii) if the change of control is the result of a transaction or a series of transactions, the highest price per share of Common Stock of the Company paid in such transaction or transactions during the sixty-day period up to the date of exercise over the option price of such shares.

      Upon the occurrence of a change of control (defined in substantially the same manner as in the agreements with Mr. Longfield), the following shall vest immediately: (i) stock options granted under the Company’s prior stock option plans, (ii) stock options, stock appreciation rights and restricted stock granted under the Company’s 1993 Long Term Incentive Plan, as amended and restated, and (iii) performance units (representing the right to future cash payments based on the per share net book value of the Company’s Common Stock) granted under the Company’s Long Term Performance Incentive Plan.

      Restrictions on shares of Common Stock of the Company acquired under the MSPP lapse upon a change of control of the Company (defined in substantially the same manner as in the agreements with Mr.
Longfield). See footnote (1) to the Summary Compensation Table.

Compensation of Outside Directors

  Fees and Deferred Compensation

      Non-employee directors receive an annual retainer of $26,000 in cash plus $6,498.50 to be paid at the director’s election in either shares of Common Stock based on the fair market value of the stock on each September Board meeting date, or added to deferred compensation in an equivalent amount of phantom stock. In addition, for each Board and Committee meeting attended, each non-employee director receives a fee of $1,200, except for committee chairmen who receive a committee meeting fee of $2,400 for each committee meeting chaired. Under the Deferred Compensation Agreement for Non-Employee Directors, all or a portion of such cash fees may be deferred at the election of the director, and any amount so deferred is valued at the election of the director either (i) as if invested in an interest-bearing account or (ii) as if invested in units that are valued as if such units were Common Stock of the Company (phantom stock shares). Deferred fees are payable in cash, in installments or as a lump sum upon termination of services as a director. Directors who are also employees do not receive any fees as directors for attendance at Board and committee meetings.

  1988 Directors Stock Award Plan, as Amended and Restated

      Under the Company’s 1988 Directors Stock Award Plan, as amended and restated (the “1988 Plan”), directors who are not employees of the Company are awarded additional compensation. The 1988 Plan is proposed to be amended. See “Proposal No. 3 — Approval of Amendment to the 1988 Directors Stock Award Plan of C. R. Bard, Inc., as Previously Amended and Restated.”

  Formula-Based Stock Options and Stock Awards

      In October of the year in which a non-employee director is elected to the Board of Directors, such non-employee director is granted the right to receive 200 shares of Common Stock of the Company during each year of the director’s term. However, such director is not entitled to any such installment of shares in the event that for any reason such director is not a non-employee director on the date on which an installment of shares of Common Stock would otherwise be transferable under the 1988 Plan. The 1988 Plan provides that no shares of Common Stock awarded to a non-employee director under the 1988 Plan may be disposed of until the expiration of two years from the date of the transfer of such shares to the non-employee director; however, such transfer restriction ceases to apply upon the death or permanent disability of the non-employee director.

      In July of each year, each non-employee director is granted an option to purchase 600 shares of Common Stock of the Company. Such options have a ten-year term and become exercisable with respect to 200 shares of Common Stock of the Company subject thereto on each of the first three anniversaries following the date of grant. The purchase price per share of Common Stock of the Company purchased under an option granted pursuant to the 1988 Plan shall not be less than the mean between the high and low sale price on the New York Stock Exchange — Composite Tape on the date the option was granted.

      If a non-employee director shall, by reason other than death or retirement, cease to be a member of the Board of Directors of the Company while holding an outstanding option, such non-employee director shall be permitted to exercise such option within sixty days from the day he or she ceases to be a member of the Board of Directors; but in no event later than the expiration date of the option, with respect to all or any part of the entire balance of shares of Common Stock of the Company to the extent exercisable by such non-employee director at the time he or she ceases to be a member of the Board of Directors. If a non-employee director shall die after the date he or she ceases to be a member of the Board of Directors of the Company while holding an outstanding option, such option shall be exercisable to the extent, and during the period, that such option would, but for his or her death, have otherwise been exercisable by such non-employee director. If a non-employee director shall cease to be a member of the Board of Directors of the Company by reason of retirement while holding an outstanding option, such non-employee director shall be permitted to exercise such option within three years from the last day of the month in which he or she retired; but in no event later than the expiration date of the option, with respect to all or any part of the entire balance of shares of Common Stock of the Company to the extent exercisable by such non-employee director at the time he or she retired. If a non-employee director shall die while holding an outstanding option, and at the time of death, such option is then exercisable with respect to less than 100% of the shares subject thereto, the number of shares to which such option may be exercisable shall be increased to 100% of the total number of shares subject thereto. The period during which such option shall be exercisable shall commence on the date of death and end on the first anniversary of the month in which the date of death occurs, but in no event shall the period extend beyond the expiration date of the option.

  Nonformula-Based Stock Options and Stock Appreciation Rights

      The Governance Committee may award to non-employee directors non-qualified stock options with or without stock appreciation rights. Nonformula-based options may be awarded with terms ranging from one to ten years. Unless otherwise specifically set forth in the grant thereof, no nonformula-based option will be exercisable during the 12 months following the date of the grant. After the 12-month period, 25% of the total number of nonformula-based options granted are exercisable; after 24 months from the date of grant, 50% are exercisable; after 36 months, 75% are exercisable; and, after 48 months, 100% of the nonformula-based options granted are exercisable. Notwithstanding anything to the contrary, the Governance Committee may, when granting nonformula-based options to any non-employee director, grant options that are exercisable immediately or options that are exercisable according to a schedule different from that set forth in the preceding sentence. The exercise price per share of Common Stock with respect to each nonformula-based option shall not be less than 100% of the fair market value of a share of Common Stock on the day the nonformula-based option is granted.

      If a non-employee director shall cease to be a member of the Board of Directors by reason of retirement, a nonformula-based option held by such non-employee director will remain exercisable after cessation of employment for three years to the extent such nonformula-based option was otherwise exercisable at the time of retirement. If a non-employee director ceases to be a non-employee director because of death, a nonformula-based option held by such non-employee director shall remain exercisable for one year and, if not already fully exercisable, shall become exercisable with respect to all shares subject thereto. If a non-employee director ceases to be a non-employee director other than by reason of death or retirement, a nonformula-based option held by such non-employee director shall remain exercisable for 60 days, to the extent such nonformula-based option was otherwise exercisable at the time of termination. If a non-employee director shall die after the date he or she ceases to be a member of the Board of Directors while holding an outstanding nonformula-based option, such option shall be exercisable to the extent, and during the period, that such nonformula-based option would, but for his or her death, have otherwise been exercisable by such non-employee director. In no event shall a nonformula-based option be exercisable beyond the end of the option period.

      The Governance Committee may grant stock appreciation rights to non-employee directors. Stock appreciation rights entitle a non-employee director to receive Common Stock or, with the consent of the Governance Committee, cash in an amount equal to the excess of the fair market value of a share of Common Stock on the date the right is exercised over the price at which the non-employee director could exercise a nonformula-based option to purchase that share. Stock appreciation rights shall be granted only in connection with the granting of nonformula-based stock options. Stock appreciation rights shall be exercisable on the same terms as the nonformula-based options with which they are paired, and a non-employee director may choose to exercise either a nonformula-based option or the related stock appreciation right. The exercise of one terminates the other.

      On October 11, 2000, the Governance Committee granted to each non-employee director a nonformula-based option to purchase 600 shares of Common Stock under the same terms and conditions that apply to formula-based stock options.

  Nonformula-Based Restricted Stock, Stock Awards and Unrestricted Stock

      An award of restricted stock to a non-employee director entitles the non-employee director to receive the number of shares of Common Stock specified by the Governance Committee. An award of restricted stock will vest in accordance with a schedule specified by the Governance Committee. Except as otherwise provided by the Governance Committee, a non-employee director receiving an award of restricted stock shall, prior to the vesting of such restricted stock, have all the rights of a holder of Common Stock, including the right to receive dividends or dividend equivalents paid on and the right to vote such stock. However, prior to the vesting of an award of restricted stock, such restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. If, prior to the vesting of a non-employee director’s restricted stock, such non-employee director ceases to be a member of the Board of Directors during the restricted period for any reason other than death or retirement, the Governance Committee may at the time of cessation of service as a member of the Board of Directors terminate the restricted period with respect to any or all of such restricted stock. If the Governance Committee does not terminate the restricted period with respect to such restricted stock at the time of such cessation, such restricted stock will be forfeited. If a non-employee director holding restricted stock ceases to be a member of the Board of Directors during the restricted period by reason of death or retirement, restricted stock held by that non-employee director shall become free of all restrictions thereon and the Company will deliver that restricted stock to that non-employee director or that non-employee director’s beneficiary, as the case may be, within 60 days.

      The Governance Committee may grant stock awards in its discretion to non-employee directors of the Company. A stock award consists of Common Stock to be distributed in three approximately equal installments, the first delivery on the date of the stock award and thereafter on the first and second anniversaries of such date, unless otherwise specified by the Governance Committee. No such installment will be delivered on any anniversary of the date of the stock award to a non-employee director whose service as a member of the Board ceases (except, in the discretion of the Governance Committee, by reason of death or retirement).

      The Governance Committee may grant awards of unrestricted Common Stock under the 1988 Plan to non-employee directors, which Common Stock is delivered to the non-employee director on or about the award date and which is not subject to any restrictions.

      In 2000, the Governance Committee granted awards of Common Stock to those directors who elected to receive $6,498.50 of their annual retainer in shares of Common Stock as described under “— Fees and Deferred Compensation.”

  Stock Equivalent Plan for Outside Directors

      On January 1, 1997, a Board-approved Stock Equivalent Plan for Outside Directors (the “Stock Equivalent Plan”) replaced a retirement income plan formerly maintained by the Company, as explained below. Pursuant to the Stock Equivalent Plan, on December 31 of each year, commencing December 31, 1997, each non-employee director of the Company is credited with a number of units equal to (i) the sum of (A) the annual retainer for non-employee directors then in effect and (B) 12 times the per meeting fee for non-employee directors then in effect, divided by (ii) the average of the high and low selling prices of the Common Stock of the Company on the New York Stock Exchange on such date. Upon termination of service as a non-employee director, a participant in the Stock Equivalent Plan who shall have served on the Board of Directors for at least five years shall become entitled to receive an amount in cash equal to the product of (i) the number of units credited to such participant and (ii) the average of the closing prices of the Common Stock of the Company on the New York Stock Exchange during the six-month period immediately preceding such participant’s termination of service, payable in installments over that number of years equal to the number of full or partial years of such participant’s service on the Board of Directors. A participant may make an irrevocable election to receive his or her distributable interest under the Stock Equivalent Plan in a lump sum. In the event of a change of control of the Company (defined substantially the same as under “Certain Compensation Arrangements” above), participants in the Stock Equivalent Plan become entitled to receive benefits thereunder. In the event of a participant’s death, his or her surviving spouse shall receive the same benefits that such director would have received had he or she survived.

      The Company formerly maintained a retirement income plan for non-employee directors who served on the Board of Directors for at least five years. Upon retirement, such directors became entitled to receive annual payments equal to an amount composed of the annual retainer together with an amount based upon the annual meeting fees in effect at the time of retirement. Such payments were made for that number of years equal to the number of full or partial years of service on the Board of Directors. In the event of the retired director’s death, his or her surviving spouse became entitled to receive the same benefits that such director would have received had he or she survived. Currently serving non-employee directors of the Company entitled to benefits accumulated under the retirement income plan elected either to have such benefits paid out upon retirement as provided under the former retirement income plan or to convert such benefits into share equivalent units under the Stock Equivalent Plan. The Company continues to make payments under the retirement income plan for the benefit of non-employee directors who retired prior to January 1, 1997 with at least five years of service on the Board of Directors.

Related Transactions

      On August 17, 1998, the Company loaned $250,000, with interest at the applicable mid-term federal rate compounded semiannually (5.01% per annum at February 26, 2001), to Todd C. Schermerhorn for the purchase of a primary residence in connection with Mr. Schermerhorn’s relocation to New Jersey as Vice President and Treasurer of the Company. The largest amount outstanding on the loan since the loan was made was an aggregate of $288,062 of principal and accrued interest at February 26, 2001.

Option Grants in Last Fiscal Year

      The table below sets forth information concerning options granted to the Named Executive Officers during the last fiscal year.

					Grant Date
	Individual Grants				Value(1)

	Number of
	Securities	% of Total
	Underlying	Options
	Options	Granted to	Exercise or		Grant Date
	Granted	Employees in	Base Price	Expiration	Present
Name	(#)(2)	Fiscal Year	($/Share)	Date	Value ($)

William H. Longfield	100,000	12.0	51.2188	7/12/2010	1,587,000

Guy J. Jordan	25,000	3.0	51.2188	7/12/2010	396,750

Timothy M. Ring	25,000	3.0	51.2188	7/12/2010	396,750

Charles P. Slacik	25,000	3.0	51.2188	7/12/2010	396,750

John H. Weiland	25,000	3.0	51.2188	7/12/2010	396,750

(1)	The valuation calculations are solely for the purposes of compliance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and are not intended to forecast possible future appreciation, if any, of the price of the Company’s Common Stock. Grant date values are based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Accordingly, there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The grant date values were determined based in part upon the following assumptions: (a) an expected volatility of 32% based on daily stock prices of the Company’s Common Stock for the one-year period prior to the grant date; (b) a risk-free rate of return of 5.06%; (c) the Company’s Common Stock five-year dividend yield of 2.00%; and (d) an expected option life of 5.3 years.

(2)	Grants consist of stock options with attached limited stock appreciation rights that are exercisable in the event of a change of control. See “Certain Compensation Arrangements” above for a description of the material features of the limited stock appreciation rights. All options reflected in the table become exercisable based, in part, on appreciation in the price of the Company’s Common Stock. For a discussion of the terms upon which these options become exercisable, see “Executive Compensation — Compensation Committee Report — Stock Options.”

Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year-End Option Values

      The table below sets forth information concerning exercises of stock options by the Named Executive Officers during the last fiscal year and the fiscal year-end value of the Named Executive Officers’ unexercised options.

			Number of		Value of
	Shares		Securities Underlying		Unexercised In-the-
	Acquired		Unexercised Options		Money Options at
	on		FY-End(#)(1)		FY-End($)(1)
	Exercise	Value
Name	(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable(2)

William H. Longfield	30,600	929,475	431,605	213,995	6,787,659	131,639

Guy J. Jordan	–0–	–0–	46,778	53,264	513,670	30,701

Timothy M. Ring	–0–	–0–	56,745	53,087	640,008	29,036

Charles P. Slacik	–0–	–0–	7,500	67,500	–0–	–0–

John H. Weiland	–0–	–0–	36,822	53,053	311,028	28,717

(1)	These options were granted over a period of years.

(2)	Valued at $46.5625 per share market price.

Pension Table

      The table below sets forth the aggregate estimated annual retirement benefits payable under the Company’s Employees’ Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan for employees retiring at normal retirement age (65) in 2000.

	Years of Participation
Average
Compensation	10	15	20	25	30	35	40

$50,000	$7,000	$10,500	$14,000	$17,500	$21,000	$24,500	$28,000
100,000	14,500	22,000	29,000	36,500	43,500	51,000	58,000
150,000	22,000	33,000	44,000	55,000	66,000	77,000	88,000
200,000	29,500	44,500	59,500	74,000	88,500	103,500	118,000
250,000	37,000	55,500	74,000	92,500	111,000	129,500	148,000
300,000	44,500	67,000	89,000	111,500	133,500	156,000	178,000
400,000	59,500	89,500	119,000	149,000	178,500	208,500	238,000
500,000	74,500	112,000	149,000	186,500	223,500	261,000	298,000
600,000	89,500	134,500	179,000	224,000	268,500	313,500	358,000
700,000	104,500	157,000	209,000	261,500	313,500	366,000	418,000
800,000	119,500	179,500	239,000	299,000	358,500	418,500	478,000
900,000	134,500	202,000	269,000	336,500	403,500	471,000	538,000
1,000,000	149,500	224,500	299,000	374,000	448,500	423,500	598,000
1,100,000	164,500	247,000	329,000	411,500	493,500	576,000	658,000
1,200,000	179,500	269,500	359,000	449,000	538,500	628,500	718,000
1,300,000	194,500	292,000	389,000	486,500	583,500	681,000	778,000
1,400,000	209,500	314,500	419,000	524,000	628,500	733,500	838,000

      Under the Company’s Employees’ Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan, benefits are determined on the basis of an employee’s pensionable earnings, which include regular salary, commissions, bonuses, overtime pay and shift differentials. Annual bonus amounts reflected in the Summary Compensation Table relate to the year in which such bonuses were accrued and are not included in the calculation of annual compensation for purposes of the Company’s Employees’ Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan until the succeeding year.

      The estimated credited full years of service for Messrs. Longfield, Jordan, Ring, Slacik and Weiland are 11, 14, 8, 1 and 4, respectively. The estimated annual retirement benefits payable are based on employer contributions on a lifetime annuity basis to persons whose highest average compensation over a period of five consecutive years of service are in the indicated classifications. The benefits listed in the table are not subject to deductions for Social Security or any other offset amounts.

      Under the Supplemental Executive Retirement Agreement, as amended and restated, between the Company and Mr. Longfield described above under “Certain Compensation Arrangements,” at Mr. Longfield’s retirement at age 65, his estimated annual benefit at such time would be approximately $445,000 more than the estimated value of the Company’s qualified and non-qualified pension plans available to Mr. Longfield at such age.

Comparison of Five Year Cumulative Total Returns

      The graph below compares the cumulative total shareholder return on the Company’s Common Stock for the last five years with the cumulative total return on the S&P 500 Index and the S&P Medical Products & Supplies Index over the same period. The graph assumes the investment of $100 in each of the Company’s Common Stock, the S&P 500 Index and the S&P Medical Products & Supplies Index on December 31, 1995, and that all dividends were reinvested.

			S&P MEDICAL
			PRODUCTS & SUPPLIES
	C.R. BARD, INC.	S&P 500 INDEX	INDEX

Dec. 95	100.00	100.00	100.00
Dec. 96	88.62	122.96	114.77
Dec. 97	101.36	163.98	143.09
Dec. 98	163.47	210.85	206.25
Dec. 99	177.75	255.21	191.03
Dec. 00	159.03	231.98	275.56

PROPOSAL NO. 2 — APPROVAL OF AMENDMENT TO THE 1993 LONG TERM INCENTIVE

PLAN OF C. R. BARD, INC., AS PREVIOUSLY AMENDED AND RESTATED

      The Board of Directors has approved, subject to shareholder approval, an amendment to the Company’s 1993 Long Term Incentive Plan, as previously amended and restated (the “1993 Plan”), to provide for an increase in the number of shares authorized to be issued under the 1993 Plan from 7,500,000 to 9,500,000.

      Under the 1993 Plan, originally adopted by shareholders at the 1993 Annual Meeting of Shareholders and amended by amendments approved by shareholders at the 1996, 1998 and 1999 Annual Meetings of Shareholders, the maximum number of authorized shares of Common Stock that may be issued under the 1993 Plan is 7,500,000 shares. As of December 31, 2000, approximately 577,000 shares of Common Stock remained available under the 1993 Plan. As a result of the limited number of shares of Common Stock remaining available for the 1993 Plan, shareholders are requested to authorize additional shares of Common Stock under the 1993 Plan to cover anticipated awards to be granted by the Company in the future in accordance with its normal compensation practices.

      In addition, shareholder approval of Proposal No. 2 will constitute reapproval of (i) the performance criteria upon which performance-based awards that are intended to be deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986 may be based under the 1993 Plan, (ii) the annual per-participant limit of 400,000 shares on grants of options and stock appreciation rights and the annual per-participant limit of 25,000 shares on grants of performance-based awards, in each case, that may be made under the 1993 Plan and (iii) the class of employees eligible to receive awards under the 1993 Plan. This reapproval is required every five years in order for such awards to continue to be treated as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986. See “— Tax Status of 1993 Plan Awards — Section 162(m).”

      The Company believes that the 1993 Plan has helped it to attract and retain the services of selected key employees of the Company and its subsidiaries who are in a position to make a material contribution to the successful operation of the business of the Company and its subsidiaries by enabling the Company to offer a variety of long term incentive awards. The description of the 1993 Plan (as proposed to be amended) set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the 1993 Plan itself. The complete text of the 1993 Plan (as proposed to be amended) is attached as Exhibit B to this Proxy Statement.

Description of the 1993 Plan

      Administration. The 1993 Plan is administered by the Compensation Committee, which consists of non-employee directors.

      Eligibility. Participants in the 1993 Plan are selected by the Compensation Committee from key employees of the Company and its subsidiaries who are in a position to have a material impact on the results of operations of the Company and its subsidiaries. Participants may be selected and awards may be made at any time during the period that awards may be made under the 1993 Plan. The maximum number of shares to which options or stock appreciation rights (including limited stock appreciation rights issued in tandem with options) may be granted under the 1993 Plan during each calendar year to any given participant is 400,000 shares; the maximum amount of Performance-Based Awards that may be granted under the 1993 Plan during each calendar year to any given participant may not exceed 25,000 shares of Common Stock of the Company. As of December 31, 2000, 11 Executive Officers and approximately 1,000 other officers and key employees were eligible for participation in the 1993 Plan.

      Determination and Maximum Number of Awards. Awards under the 1993 Plan shall be in the form of stock options, restricted stock, stock awards, unrestricted stock and stock appreciation rights. The total number of shares of Common Stock which may be granted under the 1993 Plan shall not exceed 9,500,000. The maximum number of shares of Common Stock that may be granted as awards of restricted stock, stock awards and unrestricted stock in any calendar year shall not exceed 40 percent of the total number of shares of Common Stock granted or subject to awards granted under the 1993 Plan during such year. The Compensation Committee has exclusive power to determine the amount of, and method for determining awards.

Because the benefits conveyed under the 1993 Plan are at the discretion of the Compensation Committee, it is not possible to predict what benefits participants will receive under the 1993 Plan. On February 26, 2001, the mean between the high and low sale price of the Common Stock, as reported on the New York Stock Exchange, was $44.95.

      Stock Options and Stock Appreciation Rights. The Compensation Committee may award to selected key employees incentive stock options and non-qualified stock options with or without stock appreciation rights. Except as specifically set forth in the grant thereof, options may be awarded with terms ranging from one to ten years and no option will be exercisable during the 12 months following the date of the grant. After the 12 month period, 25% of the total number of options granted are exercisable; after 24 months from the date of grant, 50% are exercisable; after 36 months, 75% are exercisable; and, after 48 months, 100% of the options granted are exercisable. Notwithstanding anything to the contrary in this paragraph, the Committee may, when granting options to any participant under the 1993 Plan, grant options that are exercisable immediately or options that are exercisable according to a schedule different from that set forth in the preceding sentence. The exercise price per share of Common Stock for any option awarded shall not be less than 100% of the fair market value of a share of Common Stock on the day the option is granted. The aggregate fair market value, determined as of the day an option is granted, of the Common Stock for which any employee may be awarded incentive stock options which are first exercisable by the employee during any calendar year under the 1993 Plan or any other stock option plan maintained by the Company or any of its subsidiaries may not exceed $100,000.

      An option may be exercised by paying the exercise price by certified or bank cashier’s check, and/or, to the extent permitted by law, Common Stock or other form of consideration acceptable to the Company. The proceeds received from the sale of shares upon the exercise of an option shall be added to the general funds of the Company and used for general corporate purposes.

      If an employee ceases to be an employee because of retirement, an option held by such employee shall remain exercisable depending on when the option was granted. If the option was granted prior to July 14, 1999, then the option shall remain exercisable for a period of three months from the date of retirement if an incentive option, or three years from the last day of the month of retirement, if a non-qualified option, to the extent such option was otherwise exercisable at the time of retirement. If the option was granted on or after July 14, 1999, then the option remains exercisable for a period of three months from the date of retirement, if an incentive option, or until the end of the option period if a non-qualified option. The Compensation Committee may, however, in its discretion, accelerate the vesting date and allow retiring employees to exercise outstanding options which would not otherwise be exercisable on the date of retirement. If an employee ceases to be an employee because of death, an option held by such employee shall remain exercisable for one year and, if not already fully exercisable, shall become exercisable with respect to all shares subject thereto. If an employee ceases to be an employee because of termination other than by reason of death or retirement, an option held by such employee shall remain exercisable for 60 days following the date of termination, to the extent such option was otherwise exercisable at the time of termination. The Compensation Committee may, however, in its discretion, accelerate the vesting date and allow terminated employees to exercise outstanding options which would not otherwise be exercisable on the date of termination. Upon the occurrence of a change of control of the Company, all outstanding options which are not then exercisable shall become exercisable in full immediately. In no event shall an option be exercisable beyond the end of the option period.

      The Compensation Committee may grant stock appreciation rights. Stock appreciation rights entitle an employee to receive Common Stock or, with the consent of the Compensation Committee, cash in an amount equal to the excess of the fair market value of a share of Common Stock on the date the right is exercised over the price at which the employee could exercise an option to purchase that share. Stock appreciation rights shall be granted only in connection with the granting of non-qualified stock options. Stock appreciation rights shall be exercisable on the same terms as the options with which they are paired, and an employee may choose to exercise either an option or the related stock appreciation right. The exercise of one terminates the other.

      The Compensation Committee may, in its discretion, grant limited stock appreciation rights that may only be exercised during the 60-day period commencing upon the date of the first public disclosure of a change of control of the Company. Such limited stock appreciation rights shall be exercisable whether or not the holder is then employed by the Company. Upon exercise of a limited stock appreciation right, the employee shall be entitled to receive an amount in cash equal to the greater of (i) the fair market value of the Common Stock with respect to which the limited stock appreciation right was exercised over the option price of such shares and (ii) if the change of control is the result of a transaction or a series of transactions, the highest price per share of Common Stock paid in such transaction or transactions during the change of control exercise period up to the date of exercise over the exercise price per share of Common Stock under the Plan.

      Restricted Stock, Stock Awards and Unrestricted Stock. An award of restricted stock to an employee entitles the employee to receive the number of shares of Common Stock specified by the Compensation Committee. An award of restricted stock will vest in accordance with a schedule specified by the Compensation Committee. Except as otherwise provided by the Compensation Committee, the restricted period specified in respect of any award of restricted stock shall not be less than three years, except that the Compensation Committee may provide for a restricted period to terminate at any time after one year upon the attainment of established performance-based objectives. Except as otherwise provided by the Compensation Committee, an employee receiving an award of restricted stock shall, prior to the vesting of such restricted stock, have all the rights of a holder of Common Stock, including the right to receive dividends paid on and the right to vote such restricted stock. However, prior to the vesting of an award of restricted stock, such restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. If, prior to the vesting of an employee’s restricted stock, such employee ceases to be an employee of the Company or any of its subsidiaries for any reason other than death or retirement, the Compensation Committee may accelerate the vesting of all unvested restricted stock to the date of cessation of employment. If the Compensation Committee does not terminate the vesting of restricted stock held by such employee, such unvested restricted stock shall be forfeited to the Company. If prior to the vesting of an employee’s restricted stock employment is accelerated by reason of death or retirement, all restricted stock held by such employee shall be immediately vested on the date of such termination.

      The Compensation Committee may grant stock awards in its discretion to selected key employees of the Company and its subsidiaries. A stock award consists of Common Stock to be distributed in three approximately equal installments, the first delivery on the date of the stock award and thereafter on the first and second anniversaries of such date, unless otherwise specified by the Compensation Committee. No such installment will be delivered, if prior to such delivery, the employee is terminated (except, in the discretion of the Compensation Committee, by reason of death or retirement). Stock awards are made only in lieu of salary and cash bonuses.

      Upon the occurrence of a change of control of the Company (defined substantially in the same manner as in the agreement with Mr. Longfield, described under “Certain Compensation Arrangements” above), all restricted stock and stock awards shall vest and all restrictions on restricted stock shall expire.

      The Compensation Committee may grant awards of unrestricted Common Stock under the 1993 Plan to employees in lieu of salary or cash bonus, which Common Stock is delivered to the employee on or about the award date and which is not subject to any restrictions.

      Certain awards of restricted stock, stock awards and unrestricted stock granted under the 1993 Plan may be granted in a manner which should be deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986. Such awards (“Performance-Based Awards”) shall be based upon earnings per share, net income, group financial goals set forth in the Company’s 1994 Executive Bonus Plan, return on shareholders’ investment, return on assets, attainment of strategic and operational initiatives, appreciation in the price of the Company’s Common Stock, customer income, market share, sales, net profits, economic value-added models or comparisons with the Standard & Poor’s Medical Product Index and 500-Stock Index. With respect to Performance-Based Awards, (i) the Compensation Committee shall establish in writing the objective performance goals applicable to a given period of service no later than 90 days after the commencement of such period of service (but in no event after 25% of such period of service has elapsed) and (ii) no awards shall be granted to any participant for a given period of service until the Compensation

Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

      Amendment and Termination. The Board of Directors may amend or terminate the 1993 Plan at any time, provided that it may not, without stockholder approval, increase the number of shares which may be acquired under the 1993 Plan, extend the term during which options may be granted under the 1993 Plan or reduce the exercise price per share below the fair market value of the Common Stock on the date on which an option was granted. No amendment or termination of the 1993 Plan shall deprive any participant of awards already made. No awards may be made under the 1993 Plan after April 20, 2003.

Tax Status of 1993 Plan Awards

      Introduction. The following discussion of the federal income tax status of awards under the 1993 Plan, as proposed to be amended and restated, is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Employees may also be subject to certain state and local taxes which are not described below.

      Incentive Stock Options. If the option is an incentive stock option, no income shall be realized by the employee upon award or exercise of the option, and no deduction shall be available to the Company. If the Common Stock purchased upon the exercise of an incentive stock option is held by an employee for at least two years from the date of the award of such option and for at least one year after exercise, any resulting gain shall be taxed at long-term capital gains rates. If the Common Stock purchased pursuant to the option is disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the Common Stock at the time of exercise and the option price, shall be taxed at ordinary rates as compensation paid to the employee, and the Company shall be entitled to a deduction for an equivalent amount. Any amount realized by the employee in excess of the fair market value of the stock at the time of exercise shall be taxed at capital gains rates.

      Non-qualified Options. If the option is a non-qualified option, no income shall be realized by the employee at the time of award of the option, and no deduction shall be available to the Company. At the time of exercise (other than by delivery of Common Stock to the Company), ordinary income shall be realized by the employee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company shall receive a tax deduction for the same amount. If an option is exercised by delivering Common Stock to the Company, a number of shares received by the optionee equal to the number of shares so delivered will be received free of tax and will have a tax basis and holding period equal to the shares so delivered. The fair market value of additional shares received by the optionee will be taxable to the optionee as ordinary income, and the optionee’s tax basis in such shares will be their fair market value on the date of exercise. Upon disposition, any appreciation or depreciation of the Common Stock after the date of exercise may be treated as capital gain or loss depending on how long the shares have been held.

      Stock Appreciation Rights. No income shall be realized by the employee at the time a stock appreciation right is awarded, and no deduction shall be available to the Company. When the right (including a limited stock appreciation right) is exercised, ordinary income shall be realized in the amount of the cash or Common Stock received by the employee, and the Company shall be entitled to a deduction of equivalent value.

      Restricted Stock, Stock Awards and Unrestricted Stock. The Company shall receive a deduction and the employee shall recognize taxable income equal to the fair market value of the restricted stock at the time the restrictions on the shares awarded lapse, unless the employee elects to pay such tax as may be then due not later than 30 days after the date of the transfer by the Company to the employee of a restricted stock award as permitted under Section 83(b) of the Internal Revenue Code of 1986, in which case both the Company’s deduction and the employee’s inclusion in income occur on the award date. The value of each installment of a stock award distributed to employees shall be taxable as ordinary income to such employees in the year in which such installment is received, and the Company will be entitled to a corresponding tax deduction. The value of shares of Common Stock of the Company awarded to employees as unrestricted stock will be taxable as ordinary income to such employees in the year received, and the Company will be entitled to a corresponding tax deduction.

      Section 162(m). Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers in any year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. One requirement is shareholder approval of any amendment to, and shareholder reapproval at least once every five years of, (i) the performance criteria upon which Performance-Based Awards may be based, (ii) the annual per-participant limits on grants of Performance-Based Awards and stock options and stock appreciation rights and (iii) the class of employees eligible to receive awards. In the case of Performance-Based Awards, other requirements are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. In the case of options and stock appreciation rights, other requirements are that the option or stock appreciation right be granted by a committee of at least two outside directors and that the exercise price of the option or stock appreciation right be not less than fair market value of the Common Stock on the date of grant. Compensation received on vesting of Performance-Based Awards and exercise of options and stock appreciation rights granted under the 1993 Plan in compliance with all of the above requirements and others set forth in Section 162(m) of the Internal Revenue Code of 1986 is exempt from the $1,000,000 deduction limit.

Adoption of Proposal No. 2

      The Company believes that its best interests will be served by the approval of Proposal No. 2 to increase the number of shares authorized to be acquired under the 1993 Plan. The amendment to the 1993 Plan will enable the Company to be in a position to continue to grant long term incentive awards to officers and other key employees, including those who through promotions and development of the Company’s business will be entrusted with new and more important responsibilities, while preserving the tax deductibility of these awards.

      Approval of Proposal No. 2 requires the affirmative vote of a majority of shares of the Company’s Common Stock represented at the Annual Meeting of Shareholders, provided that a majority of the outstanding shares of the Common Stock votes on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3 — APPROVAL OF AMENDMENT TO THE 1988 DIRECTORS STOCK AWARD PLAN OF C. R. BARD, INC., AS PREVIOUSLY AMENDED AND RESTATED

      The Board of Directors has approved, subject to shareholder approval, an amendment to the Company’s 1988 Directors Stock Award Plan, as previously amended (the “1988 Plan”), to (i) provide for an increase in the number of shares authorized to be issued under the 1988 Plan from 75,000 to 125,000 and (ii) extend the period of time during which options to be granted under the 1988 Plan may be exercised by a retiring non-employee director.

      Under the 1988 Plan, as originally adopted by shareholders at the 1988 Annual Meeting of Shareholders and amended by amendments approved by shareholders at the 1993 and 1998 Annual Meeting of Shareholders, the maximum number of authorized shares of Common Stock that may be issued under the 1988 Plan is 75,000 shares. As of December 31, 2000, only 11,600 shares of Common Stock remained available under the 1988 Plan. As a result of the limited number of shares of Common Stock remaining available for the 1988 Plan, the shareholders are requested to authorize additional shares of Common Stock under the 1988 Plan to cover anticipated awards to be granted by the Company in the future. In addition, under the 1988 Plan, as originally adopted by shareholders, if a non-employee director ceases to be a member of the Board of Directors by reason of retirement while holding an outstanding option, the exercise period of that option is limited to the shorter of three years from the last day of the month in which he or she retired or the expiration date of the option, to the extent exercisable at the time of retirement. The shareholders are requested to authorize a non-employee director holding an outstanding option issued after April 18, 2001, who shall cease to be a member of the Board of Directors by reason of retirement to exercise that option until the expiration date of such option, to the extent that option was exercisable at the time of retirement.

      The Company believes that the 1988 Plan has helped it to attract and retain highly qualified individuals to serve as directors of the Company and to align the non-employee directors’ compensation more closely to the Company’s performance and the shareholders’ interests. The Company believes that the approval by the shareholders of the proposed amendment will help it to continue to do so. The description of the 1988 Plan (as proposed to be amended) set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the 1988 Plan itself. The complete text of the 1988 Plan (as proposed to be amended) is set forth in Exhibit C to this Proxy Statement.

Description of the 1988 Plan

      Administration. Except as otherwise described in the 1988 Plan, the 1988 plan will be administered by the Governance Committee of the Board of Directors (the “Governance Committee”).

      Eligibility. Participants in the 1988 Plan are selected by the Governance Committee from non-employee directors of the Company. Participants may be selected and awards may be made at any time during the period that awards may be granted under the 1988 Plan. As of December 31, 2000, eight non-employee directors were eligible for participation in the 1988 Plan.

      Determination and Maximum Number of Awards. Awards under the 1988 Plan will be in the form of stock options, restricted stock, stock awards, unrestricted stock and stock appreciation rights. The total number of shares of Common Stock subject to the 1988 Plan will be limited so that the aggregate number of shares which may be awarded under the 1988 Plan will not exceed 125,000 shares of Common Stock. Shares of Common Stock returned as a result of the forfeiture of stock awarded or the expiration or termination of options granted shall be available under the 1988 Plan. The Governance Committee has exclusive power to determine the amount of, and method for determining awards. Because the non-formula based benefits conveyed under the 1988 Plan are at the discretion of the Governance Committee, it is not possible to predict what non-formula based benefits non-employee directors will receive under the 1988 Plan. For a discussion of the formula based awards granted to non-employees directors under the 1988 Plan, see “Compensation of Outside Directors.” On February 26, 2001, the mean between the high and low sales price of the Common Stock, as reported on the New York Stock Exchange, was $44.95.

      Formula-Based Stock Options and Stock Awards. In July of each year, each non-employee director is granted an option to purchase 600 shares of Common Stock of the Company. Such options have a ten-year term and become exercisable with respect to 200 shares of Common Stock of the Company subject thereto on each of the first three anniversaries following the date of grant. The purchase price per share of Common Stock purchased under an option granted pursuant to the 1988 Plan shall not be less than the mean between the high and low sale price on the New York Stock Exchange — Composite Tape on the date the option was granted.

      A formula-based option may be exercised by paying the purchase price by certified or bank cashier’s check, and/or, to the extent permitted by law, Common Stock or other form of consideration acceptable to the Company. The proceeds received from the sale of shares upon the exercise of a formula-based option shall be added to the general funds of the Company and used for general corporate purposes.

      If a non-employee director shall cease to be a member of the Board of Directors by reason of retirement while holding an outstanding option issued prior to April 18, 2001, such non-employee director shall be permitted to exercise such option within three years from the last day of the month in he or she retired; but in no event later than the expiration date of the option, with respect to all or any part of the entire balance of shares of Common Stock of the Company to the extent exercisable by such non-employee director at the time he or she retired. If a non-employee director shall cease to be a member of the Board of Directors by reason of retirement while holding an outstanding option issued after April 18, 2001, such non-employee director shall be permitted to exercise such option until the expiration date of the option, with respect to all or any part of the entire balance of shares of Common Stock of the Company to the extent exercisable by such non-employee director at the time he or she retired. If a non-employee director shall die while holding an outstanding option, and at the time of death, such option was then exercisable with respect to less than 100% of the shares subject thereto, the number of shares to which such option may be exercisable shall be increased to 100% of the total number of shares thereto. If a non-employee director shall, by reason other than death or retirement cease to be a member of the Board of Directors of the Company while holding an outstanding option, such non-employee director shall be permitted to exercise such option within sixty days from the day he or she ceased to be a member of the Board of Directors; but in no event later than the expiration date of the option, with respect to all or part of the entire balance of shares of Common Stock of the Company to the extent exercisable by such non-employee director at the time he or she ceased to be a member of the Board of Directors. If a non-employee director shall die after the date he or she ceases to be a member of the Board of Directors while holding an outstanding formula-based option, such option shall be exercisable to the extent, and during the period, that such formula-based option would, but for his or her death, have otherwise been exercisable by such non-employee director. In no event shall a formula-based option be exercisable beyond the end of the option period.

      In October of the year in which a non-employee director is elected to the Board of Directors, such non-employee director is granted the right, subject to shareholder approval, to receive 200 shares of Common Stock of the Company during each year of the director’s term. However, such director is not entitled to any such installment of shares in the event that for any reason such director is not a non-employee director on the date on which an installment of shares of Common Stock would otherwise have been transferable under the 1988 Plan. The 1988 Plan provides that no shares of Common Stock awarded to a non-employee director under the 1988 Plan may be disposed of until the expiration of two years from the date of the transfer of such shares to the non-employee director; however, such transfer restriction ceases to apply upon the death or permanent disability of the non-employee director.

      Nonformula-Based Stock Options and Stock Appreciation Rights. The Governance Committee may award to non-employee directors non-qualified stock options with or without stock appreciation rights. Nonformula-based options may be awarded with terms ranging from one to ten years. Unless otherwise specifically set forth in the grant thereof no nonformula-based option will be exercisable during the 12 months following the date of the grant. After the 12 month period, 25% of the total number of nonformula-based options granted are exercisable; after 24 months from the date of grant, 50% are exercisable; after 36 months, 75% are exercisable; and, after 48 months, 100% of the nonformula-based options granted are exercisable. Notwithstanding anything to the contrary, the Governance Committee may, when granting nonformula-based options to any non-employee director, grant options that are exercisable immediately or options that are exercisable according to a schedule different from that set forth in the preceding sentence. The exercise price per share of Common Stock with respect to each nonformula-based option shall not be less than 100% of the fair market value of a share of Common Stock on the day the nonformula-based option is granted.

      A nonformula-based option may be exercised by paying the purchase price by certified or bank cashier’s check, and/or, to the extent permitted by law, Common Stock or other form of consideration acceptable to the Company. The proceeds received from the sale of shares upon the exercise of a nonformula-based option shall be added to the general funds of the Company and used for general corporate purposes.

      If a non-employee director shall cease to be a member of the Board of Directors by reason of retirement and holds a nonformula-based option issued on or prior to April 18, 2001, such option will remain exercisable after cessation of such non-employee director’s employment for three years from the last day of the month in which he or she retired, but in no event later than the expiration date of the option, to the extent such nonformula-based option was otherwise exercisable at the time of retirement. If a non-employee director shall cease to be a member of the Board of Directors by reason of retirement and holds a nonformula-based option issued after April 18, 2001, such option will remain exercisable after cessation of such non-employee director’s employment until the expiration date of the option, to the extent such nonformula-based option was otherwise exercisable at the time of retirement. If a non-employee director ceases to be a non-employee director because of death, a nonformula-based option held by such non-employee director shall remain exercisable for one year and, if not fully exercisable, shall become exercisable with respect to all shares subject thereto. If a non-employee director ceases to be a non-employee director other than by reason of death or retirement, a nonformula-based option held by such non-employee director shall remain exercisable for 60 days to the extent such nonformula-based option was otherwise exercisable at the time of termination. If a non-employee director shall die after the date he or she ceases to be a member of the Board of Directors while holding an outstanding nonformula-based option, such option shall be exercisable to the extent, and during the period, that such nonformula-based option would, but for his or her death, have otherwise been exercisable by such non-employee director. In no event shall a nonformula-based option be exercisable beyond the end of the option period.

      The Governance Committee may grant stock appreciation rights to non-employee directors. Stock appreciation rights entitle a non-employee director to receive Common Stock or, with the consent of the Governance Committee, cash in an amount equal to the excess of the fair market value of a share of Common Stock on the date the right is exercised over the price at which the non-employee director could exercise a nonformula-based option to purchase that share. Stock appreciation rights shall be granted only in connection with the granting of nonformula-based stock options. Stock appreciation rights shall be exercisable on the same terms as the nonformula-based options with which they are paired, and a non-employee director may choose to exercise either a nonformula-based option or the related stock appreciation right. The exercise of one terminates the other.

      Nonformula-Based Restricted Stock, Stock Awards and Unrestricted Stock. An award of restricted stock to a non-employee director entitles the non-employee director to receive the number of shares of Common Stock specified by the Governance Committee. An award of restricted stock will vest in accordance with a schedule specified by the Governance Committee. Except as otherwise provided by the Governance Committee, a non-employee director receiving an award of restricted stock shall, prior to the vesting of such restricted stock, have all the rights of a holder of Common Stock, including the right to receive dividends or dividend equivalents paid on and the right to vote such stock. However, prior to the vesting of an award of restricted stock, such restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. If, prior to the vesting of a non-employee director’s restricted stock, such non-employee director ceases to be a member of the Board of Directors during the restricted period for any reason other than death or retirement, the Governance Committee may at the time of cessation of service as a member of the Board of Directors terminate the restricted period with respect to any or all of such restricted stock. If the Governance Committee does not terminate the restricted period with respect to such restricted stock at the time of such cessation, such restricted stock will be forfeited. If a non-employee director holding restricted stock ceases to be a member of the Board of Directors during the restricted period by reason of death or retirement, restricted stock held by that non-employee director shall become free of all restrictions thereon and the Company will deliver that restricted stock to that non-employee director or that non-employee director’s beneficiary, as the case may be, within 60 days.

      The Governance Committee may grant stock awards in its discretion to non-employee directors of the Company. A stock award consists of Common Stock to be distributed in three approximately equal installments, the first delivery on the date of the stock award and thereafter on the first and second anniversaries of such date, unless otherwise specified by the Governance Committee. No such installment will be delivered on any anniversary of the date of the stock award to a non-employee director whose service as a member of the Board has ceased (except, in the discretion of the Governance Committee, by reason of death or retirement).

      The Governance Committee may grant awards of unrestricted Common Stock under the 1988 Plan to non-employee directors, which Common Stock is delivered to the non-employee director on or about the award date and which is not subject to any restrictions.

      Amendment and Termination. The 1988 Plan may be amended, suspended or terminated at any time or from time to time by action of the Board of Directors; provided, however, that no such amendment shall be made, which would, without shareholder approval: (i) increase the number of shares that may be transferred under the 1988 Plan; (ii) materially modify the requirements as to eligibility for participation in the 1988 Plan; or (iii) otherwise materially increase the benefits accruing to the non-employee directors.

      The 1988 Plan provisions governing the eligibility for participation, the amount and timing of awards, the timing of the delivery of shares in installments, exercise prices and exercise periods, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

      Miscellaneous. Notwithstanding anything to the contrary contained herein, no non-employee director shall be entitled to any rights as a shareholder with respect to any shares of Common Stock granted under the

1988 Plan, including, without limitation, voting rights and the right to receive dividends, until such shares have been transferred.

      If the issuance of Common Stock pursuant to the 1988 Plan has not been registered under the Securities Act of 1933, as amended, any certificate representing shares transferred pursuant to the 1988 Plan, including pursuant to the exercise of an option, shall include the following legend:

“The Shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) and, accordingly, may not be offered, sold or otherwise pledged, hypothecated or transferred unless (a) pursuant to an effective registration statement under the Act or (b) an applicable exemption from the registration requirements of the Act is available. In addition, the transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions contained in the C. R. Bard, Inc. 1988 Directors Stock Award Plan.”

      A non-employee director shall not dispose of shares of Common Stock awarded hereunder, including shares of Common Stock awarded pursuant to the exercise of an option, in transactions which, in the opinion of counsel to the Company, would violate the Securities Act of 1933, as then amended, and the rules and regulations thereunder.

Tax Status of 1988 Plan Awards

      Introduction. The following discussion of the federal income tax status of awards under the 1988 Plan, as proposed to be amended and restated, is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Non-employee directors may also be subject to certain state and local taxes which are not described below.

      Options. Options granted under the 1988 Plan result in no immediate tax consequences to the Company or the optionee. Upon the exercise of an option (other than by delivery of Common Stock to the Company), the optionee will be treated as receiving compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at the time of transfer to the optionee over the option price. If an option is exercised by delivering Common Stock to the Company, a number of shares received by the optionee equal to the number of shares so delivered will be received free of tax and will have a tax basis and holding period equal to the shares so delivered. The fair market value of additional shares received by the optionee will be taxable to the optionee as ordinary income, and the optionee’s tax basis in such shares will be their fair market value on the date of exercise. Upon a subsequent disposition of any shares received from the Company, any difference between the tax basis of the shares and the amount realized on the disposition may be treated as capital gain or loss, depending on the holding period of the shares. The amount treated as compensation taxable as ordinary income may be claimed as a deduction by the Company at the same time that the optionee is treated as realizing compensation.

      Stock Awards. The value of each installment of shares of Common Stock of the Company distributed to non-employee directors will be taxable as ordinary income to such directors in the year such installment is received. The Company will be entitled to a corresponding tax deduction upon the distribution of each installment of shares of Common Stock of the Company pursuant to the stock awards.

      Restricted Stock. The Company will receive a deduction and the non-employee director will recognize taxable income equal to the fair market value of the restricted stock at the time the restrictions on the shares awarded lapse, unless the non-employee director elects to pay such tax as may be then due not later than 30 days after the transfer by the Company to the non-employee director of a restricted stock award as permitted under Section 83(b) of the Code, in which case both the Company’s deduction and the non-employee director’s inclusion in income occur on the award date.

      Stock Appreciation Rights. No income shall be realized by the non-employee director at the time a stock appreciation right is awarded, and no deduction shall be available to the Company. When the right (including a limited stock appreciation right) is exercised, ordinary income shall be realized in the amount of the cash or Common Stock received by the non-employee director, and the Company shall be entitled to a deduction of equivalent value.

Adoption of Amendment to the 1988 Plan

      The Board of Directors believes that the Company’s best interests will be served by amending the 1988 Plan as proposed. The amendment to the 1988 Plan will enable the Company to be in a position to continue to attract and retain highly qualified individuals to serve as directors of the Company and to align the non-employee directors’ compensation more closely to the Company’s performance and the shareholders’ interests.

      Approval of Proposal No. 3 requires the affirmative vote of a majority of shares of the Company’s Common Stock represented at the Annual Meeting of Shareholders, provided that a majority of the outstanding shares of the Common Stock votes on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4 — RATIFICATION OF THE APPOINTMENT OF

ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected Arthur Andersen LLP to audit the accounts of the Company for the fiscal year ending December 31, 2001. Because Arthur Andersen LLP’s report will be addressed to the shareholders as well as the Board of Directors, the holders of Common Stock are asked to ratify this selection. The Company has been advised that a representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if the representative desires to do so. It is expected that the representative will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.

Miscellaneous

      The Company does not know of any business other than that described above to be presented for action to the shareholders at the meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

      The cost of this solicitation will be borne by the Company. It is contemplated that proxies will be solicited through the use of the mails, but officers and regular employees of the Company may solicit proxies personally or by telephone or special letter. The Company has retained the firm of Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies and expects to pay such firm a fee of approximately $8,000 plus out-of-pocket expenses. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

      The Annual Report of the Company for 2000, including certified financial statements, has been furnished to all persons who were shareholders of the Company on the record date for the 2001 Annual Meeting of Shareholders.

Proposals of Shareholders

      The Company’s By-laws set forth procedures to be followed by shareholders who wish to bring business before an annual meeting of shareholders or nominate candidates for election to the Board of Directors at an annual meeting of shareholders. Such procedures require that the shareholder give timely written notice to the Secretary of the Company. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely notice must be received not later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made.

      A proposal of a shareholder intended to be presented at the next Annual Meeting of Shareholders and to be included in the Company’s proxy statement must be received at the Company’s principal executive offices at 730 Central Avenue, Murray Hill, New Jersey 07974 on or before November 9, 2001.

EXHIBIT A

AUDIT COMMITTEE CHARTER

C. R. BARD, INC.

Under the By-Laws of C. R. Bard, Inc. (“Bard” or the “Company”), the Board of Directors (the “Board”) may appoint committees and confer powers on such committees at pleasure. The Audit Committee is one such committee.

The Board and the Audit Committee have approved and adopted the following Charter to define the Audit Committee’s composition, responsibilities and operation.

APPOINTMENT

The Board shall appoint three or more directors of the Company to constitute an Audit Committee, which shall serve at the pleasure of the Board. Vacancies in the membership of the Audit Committee shall be filled in like manner.

The Audit Committee shall consist of:

(i)	at least three directors, all of whom have:
	(a)	no relationship to the Company that may interfere with the exercise of their independence from management and the Company,
	(b)	no employment relationship to the Company or any of its affiliates, unless such employment relationship has been terminated for three years,
	(c)	no business relationship to the Company or any of its affiliates, unless (i) the Board determines that such relationship does not interfere with the director’s exercise of independent judgment or (ii) such business relationship has been terminated for three years,
	(d)	no employment as an executive of another corporation where any of the Company’s executives serve on that corporation’s compensation committee, and
	(e)	no relationship as an immediate family member to an individual who is the Company’s or any of its affiliate’s executive officer, unless such individual’s employment relationship as an executive officer has been terminated for three years.

(ii)	directors whom the Board has determined are “financially literate” and

(iii)	at least one director whom the Board has determined has accounting or related financial management expertise.

DUTIES AND POWERS

The principal functions of the Audit Committee are to:

(i)	make recommendations to the full Board concerning the appointment, selection or replacement of independent public accountants,

(ii)	review the scope of the audit and related fees,

(iii)	review the Company’s accounting principles, policies and reporting practices with the independent public accountants, internal auditors and management,

(iv)	discuss with the independent public accountants the results of their audit and determine what action, if any, is required with respect to the Company’s internal control structure,

(v)	ensure that the independent public accountants submit on an annual basis to the Audit Committee, a formal written statement delineating all relationships between the independent public accountant and the Company,

(vi)	engage in a dialogue with the independent public accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent public accountants,

(vii)	recommend that the Board take appropriate action in response to the independent public accountants’ report to satisfy itself of the independent public accountants’ independence,

(viii)	meet separately with the independent public accountants as well as separate meetings with the internal auditors, and

(ix)	consider other audit and nonaudit matters from time to time as requested by the full Board.

MEETING

The Audit Committee may meet at stated times, generally twice per year, without notice, or on notice to all by the Chairman or Vice Chairman of the Board, the President, an Executive Vice President or by one of the members of the Audit Committee.

QUORUM/ VOTING

A majority of the Audit Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Audit Committee.

MINUTES

The Audit Committee shall keep regular minutes of its proceedings, and the Corporate Secretary’s office shall maintain the Minute Book of the Committee.

The major functions of reviewing the scope and results of the independent public accountant’s audit examination normally include the following:

REVIEWING THE SCOPE OF THE AUDIT AND RELATED FEES

In reviewing the scope of the audit, the Audit Committee meets with the independent public accountants and Bard management to obtain an understanding of:

(i)	the annual financial reporting requirements of the Company,

(ii)	the Company’s accounting, financial and operating controls upon which the independent public accountants base the scope of their audits,

(iii)	the extent and nature of internal audit procedures and how this activity is coordinated with the work of the independent public accountants,

(iv)	the significance to the independent public accountants of separate operations in multi-location companies, the reasons for the auditors’ selections of certain locations to be visited and their system of rotating audit locations from year to year,

(v)	the extent to which independent public accountants other than the principal auditors are used and the reasons therefore, and

(vi)	the audit and nonaudit fees of the independent public accountant to expand the scope of their work to include areas of particular concern to the Audit Committee.

REVIEWING THE RESULTS OF THE AUDIT

At the conclusion of the audit, the Audit Committee meets with the independent public accountants to:

(i)	discuss the accounting principles and policies used by the Company and any particular concerns or issues related to their preparation,

(ii)	discuss whether the financial statements are in accordance with generally accepted accounting principles and the applicable requirements of the Securities and Exchange Commission,

(iii)	review their evaluation of the technical competency of the financial and accounting management of the Company, and

(iv)	review their suggestions for improvement in the accounting, financial and operating controls of the Company.

Based on the review and discussions referred to above, the Audit Committee shall determine whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

OTHER MATTERS

•	The Audit Committee will provide oversight regarding Bard’s compliance with the Foreign Corrupt Practices Act and with Bard’s Business Ethics Policy.

•	The Audit Committee is empowered to engage the necessary resources (including external) to fulfill its oversight responsibilities.

•	The Board and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent public accountants or to nominate the independent public accountants to be proposed for shareholder approval in any proxy statement.

•	The independent public accountants are ultimately responsible to the Board and the Audit Committee.

•	This Charter is to be reviewed and reassessed annually by the Audit Committee for possible updating.

COMMUNICATING THE RESULTS OF THE AUDIT COMMITTEE’S ACTIVITIES TO THE FULL BOARD

The agenda for Audit Committee meetings together with any background material shall form the basis for a report to the Board at its next meetings as to the topics covered and conclusions reached.

EXHIBIT B

1993 LONG TERM INCENTIVE PLAN

OF
C. R. BARD, INC.
(AS AMENDED AND RESTATED)

SECTION 1 — PURPOSE AND TERM OF PLAN

      The Long Term Incentive Plan of C. R. Bard, Inc. is designed to attract and retain the services of selected key employees of the Corporation and its Subsidiaries who are in a position to make a material contribution to the successful operation of the business of the Corporation and its Subsidiaries. Awards under the Plan shall be made to selected key employees in the form of Options, Restricted Stock, Stock Appreciation Rights and other stock-based awards. The Plan, as amended and restated, shall be effective on April 15, 1998. No awards may be made under the Plan after April 20, 2003.

SECTION 2 — DEFINITIONS

      For purposes of the Plan, the following terms shall have the indicated meanings:

(a) “Board” means the Board of Directors of the Corporation.

(b) “Change of Control Event” means a change of control of the nature that would be required to be reported in response to item (a) of the Current Report on Form 8-K as in effect on April 21, 1993 pursuant to Section 13 or 15(d) of the Exchange Act, provided that, without limitation, a “Change of Control Event” shall be deemed to have occurred if (i) any person shall become the beneficial owner, as those terms are defined herein, of capital stock of the Corporation, the voting power of which constitutes 20% or more of the general voting power of all of the Corporation’s outstanding capital stock or (ii) individuals who, as of April 21, 1993, constitute the Board (the “Incumbent Board”) cease for any reasons to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to April 21, 1993 whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least three quarters of the Directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, which is or would be subject to Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board. No sale to underwriters or private placement of its capital stock by the Corporation nor any acquisition by the Corporation, through merger, purchase of assets or otherwise, effected in whole or in part by issuance or reissuance of shares of its capital stock, shall constitute a Change of Control Event. For purposes of the definition of “Change of Control Event,” the following definitions shall be applicable:

(i) The term “person” shall mean any individual, group, corporation or other entity.

(ii) Any person shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation:

(A) which that person owns directly, whether or not of record, or

(B) which that person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants, or options, or otherwise, or

(C) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (B) above), by an “affiliate” or “associate” (as defined in the rules of the Securities and Exchange Commission under the Securities Act of 1933) of that person, or

(D) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (B) above), by any other person with which that person or such person’s “affiliate” or “associate” (defined as aforesaid) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation.

(iii) The outstanding shares of capital stock of the Corporation shall include shares deemed owned through application of clauses (ii)(B), (C) and (D), above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding.

(iv) Shares of capital stock, if any, held by The Chase Manhattan Bank N.A. under the Indenture and the Escrow Agreement dated as of November 1, 1971 between International Paper Company and said bank shall not be deemed owned by International Paper Company or by said bank for purposes of this Plan, so long as they are held by said bank under said Escrow Agreement, but said shares shall be deemed outstanding for the purpose of determining the aggregate number of outstanding shares of capital stock of the Corporation.

(c) “Change of Control Exercise Period” means the 60-day period commencing upon the date of the first public disclosure of a Change of Control Event.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board.

(f) “Common Stock” means the Common Stock of the Corporation, par value $0.25 per share.

(g) “Corporation” means C. R. Bard, Inc., a New Jersey corporation.

(h) “Director” means a member of the Board.

(i) “Disinterested Persons” means Directors who are not full time employees of the Corporation and who are eligible to serve as Plan administrators or to approve Plan awards under the provisions of Rule 16b-3 promulgated under the Exchange Act. The preceding sentence shall have no effect if any specification of such persons is eliminated from the rules promulgated under Section 16 of the Exchange Act.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” of the Common Stock on a specified day means (1) the mean between the high and low sales price on that day as reported on the New York Stock Exchange – Composite Transactions Tape or, if no sale of the Common Stock shall have occurred on the New York Stock Exchange on that day, on the next preceding day on which there was a sale, or (2) in the case of a simultaneous exercise and sale, the actual price an optionee receives in the open market on the date of the exercise. If the Common Stock is not traded on the New York Stock Exchange, the Fair Market Value shall be the amount that is reasonably determined by the Committee.

(l) “Limited Stock Appreciation Rights” shall have the meaning set forth in Section 4.8.

(m) “Option” means an Option to purchase Common Stock awarded to a Participant as provided in Section 4.

(n) “Option Period” means the period from the date of the grant of an Option to the date of its expiration as provided in Section 4.3.

(o) “Optionee” means a Participant who has been granted an Option under the Plan.

(p) “Participant” means a key employee, including officers and Directors who are employees, of the Corporation or any of its Subsidiaries who has been selected by the Committee to receive an award under the Plan.

(q) “Performance-Based Awards” shall have the meaning set forth in Section 5.11.

(r) “Plan” means the 1993 Long Term Incentive Plan of C. R. Bard, Inc.

(s) “Restricted Period” means the vesting period, if any, of up to 10 years specified by the Committee pursuant to Section 5.2.

(t) “Restricted Stock” means Common Stock awarded to a Participant subject to restrictions as provided in Section 5 as long as those restrictions are in effect.

(u) “Retirement” means normal or early retirement under the terms of a pension plan of the Corporation or voluntary termination of employment, provided that in each case the Corporation must have given its prior consent to treat the person’s termination of employment as a retirement.

(v) “Stock Appreciation Right” means a right awarded to a Participant as provided in Section 4 to receive in the form of Common Stock or, with the consent of the Committee, cash, an amount equal to the excess of the Fair Market Value of a share of Common Stock on the day the right is exercised over the price at which the Participant could exercise an Option to purchase that share.

(w) “Stock Award” means an award of Common Stock delivered in installments as specified by the Committee pursuant to Section 5.8.

(x) “Subsidiary” means any corporation or other legal entity, domestic or foreign, more than 50% of the voting power of which is owned or controlled, directly or indirectly, by the Corporation.

(y) “Unrestricted Stock” means Common Stock awarded to a Participant which Common Stock is not subject to a vesting period or installment delivery specified by the Committee.

SECTION 3 — GENERAL PROVISIONS

      3.1  The Committee in its sole discretion shall select those key employees to whom awards are made under the Plan and shall specify the type of awards made, the number of Options, shares of Restricted Stock, Stock Awards, Unrestricted Stock and Stock Appreciation Rights which in each case are awarded, the Restricted Period, number of installments or Option Period applicable to the awards and any other conditions relating to the awards that are consistent with the Plan and that the Committee deems appropriate. Participants shall be selected from among the key employees of the Corporation and its Subsidiaries who are in a position to have a material impact on the future results of operations of the Corporation and its Subsidiaries. Participants may be selected and awards may be made at any time during the period that awards may be granted under the Plan. Participants do not have to be selected and awards do not have to be made at the same time by the Committee. Any award made to a Participant shall not obligate the Committee to make any subsequent awards to that Participant.

      3.2  Shares of Common Stock acquired under the Plan may be authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held in the Corporation’s treasury. Subject to Section 8.7, the total number of shares of Common Stock which may be acquired under the Plan shall not exceed 9,500,000. The number of shares of Common Stock available at any time for awards under the Plan shall be determined in a manner which reflects the number of shares of Common Stock then subject to outstanding awards and the number of shares of Common Stock previously acquired under the Plan. For purposes of such determinations, shares of Common Stock returned to the Corporation as a result of the forfeiture of Restricted Stock, Stock Awards or Options which expire or terminate, other than by reason of the exercise of Stock Appreciation Rights, shall again be available for awards under the Plan.

SECTION 4 — OPTIONS AND STOCK APPRECIATION RIGHTS

      4.1  Subject to the provisions of this Section 4, the Committee may grant incentive Options and nonqualified Options with or without Stock Appreciation Rights to selected key employees of the Corporation and its Subsidiaries. Each Option shall be evidenced by a Stock Option Agreement between the Corporation and the Optionee which contains the terms and conditions specified by this Section 4 and such other terms and conditions as the Committee in its sole discretion shall specify.

      4.2  The exercise price per share of Common Stock with respect to each Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the day the Option is granted.

      4.3  Except as otherwise specifically set forth in the grant thereof in accordance with this paragraph, each Option shall be for a term of up to ten years as determined by the Committee, and no Option shall be exercisable during the 12 months following the date of the grant. After the 12 month period, 25% of the total number of options granted are exercisable; after 24 months from the date of grant, 50% are exercisable; after 36 months, 75% are exercisable; and, after 48 months, 100% of the options granted are exercisable. Notwithstanding anything to the contrary in this paragraph, the Committee may, when granting Options to any person under the Plan, grant Options that are exercisable immediately or Options that are exercisable according to a schedule different from that set forth in the preceding sentence. In addition, notwithstanding any of the foregoing, upon the occurrence of a Change of Control Event, all Options shall be immediately exercisable. Accrued installments of Options may be exercised in whole or in part, and in no case may a fraction of a share be purchased under the Plan.

      4.4  At the time any Option is exercised in whole or in part, the Optionee or other person exercising the Option shall pay to the Corporation, by certified or bank cashier’s check payable to the order of the Corporation, and/or, to the extent permitted by law, Common Stock or other form of consideration acceptable to the Corporation, the full exercise price of the shares purchased, and the purchased shares shall be delivered to the Optionee promptly. No Optionee or his or her legal representatives, legatees or distributees, as the case may be, shall be deemed to be a holder of any shares upon the exercise of an Option until the date of issuance of a stock certificate to the Optionee for those shares. The proceeds from the sale of shares upon the exercise of Options shall be added to the general funds of the Corporation and used for general corporate purposes.

      4.5  If an Optionee shall cease to be employed by the Corporation or any of its Subsidiaries prior to the end of the Option Period by reason of Retirement, (a) each Option granted prior to July 14, 1999, then held by the Optionee shall, to the extent that it was exercisable at the time of Retirement, remain exercisable for a period of (i) three months from the date of Retirement, if an incentive Option or (ii) three years from the last day of the month of Retirement, if a non-qualified Option, and thereafter, such Option shall terminate; and (b) each Option granted on or after July 14, 1999, then held by the Optionee shall, to the extent that it was exercisable at the time of Retirement, remain exercisable (i) for a period of three months from the date of Retirement, if an incentive Option or (ii) until the end of the Option Period relating to such Option, if a non-qualified Option. Notwithstanding anything in this Plan to the contrary, if an Optionee shall die after Retirement, each Option then held by the Optionee shall be exercisable to the extent, and during the period, that it would, but for the Optionee’s death, have otherwise been exercisable after Retirement. Further, notwithstanding anything to the contrary contained in this Section 4.5, the Committee may, in its discretion, accelerate the vesting date and allow retiring employees to exercise outstanding Options which would not otherwise be exercisable under the Plan on the date of such employee’s Retirement.

      If an Optionee shall cease to be employed by the Corporation or any of its Subsidiaries prior to the end of the Option Period by reason of death, each Option then held by the Optionee shall, without regard to the extent that it was exercisable at the time of death, be fully exercisable for a period of one year from the first day of the month in which the Optionee died, and thereafter, such Option shall terminate.

      If the employment of an Optionee with the Corporation shall terminate other than by reason of death or Retirement, each Option then held by the Optionee shall, to the extent it was exercisable on the date of termination, be exercisable until 60 days following the date of termination and thereafter, such Option shall terminate. Notwithstanding anything to the contrary contained in this Section 4.5, the Committee may, in its discretion, accelerate the vesting date and allow terminated employees to exercise outstanding Options which would not otherwise be exercisable under the Plan on the date of such employee’s termination.

      Notwithstanding the foregoing, no Option shall be exercisable later than the end of the Option Period relating thereto.

      4.6  The Committee may grant Stock Appreciation Rights to Optionees in tandem with non-qualified Options so that exercise of a Stock Appreciation Right will have the effect of terminating the Option or portion thereof to which it relates, and exercise of an Option or portion thereof to which a Stock Appreciation Right relates will have the effect of terminating the Stock Appreciation Right. Stock Appreciation Rights shall be exercisable in the same installments and be subject to the same terms and conditions as the Options to which they relate and to such other terms and conditions as the Committee in its sole discretion shall specify.

      4.7  The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Participant may be awarded incentive Options which are first exercisable by the Participant during any calendar year under the Plan or any other stock option plan maintained by the Corporation or its Subsidiaries shall not exceed $100,000.

      4.8  The Committee may, in its discretion, grant limited stock appreciation rights (“Limited Stock Appreciation Rights”) that, notwithstanding any other provision of the Plan, may only be exercised during a Change of Control Exercise Period, and such Limited Stock Appreciation Rights shall be so exercisable during the Change of Control Exercise Period whether or not such person is then employed by the Corporation. Upon exercise of a Limited Stock Appreciation Right, the holder thereof shall be entitled to receive an amount in cash equal to the greater of (a) the Fair Market Value of the shares of the Common Stock with respect to which the Limited Stock Appreciation Right was exercised over the option price of such shares under the Plan and (b) if the Change of Control Event is the result of a transaction or a series of transactions, the highest price per share of Common Stock paid in such transaction or transactions during the Change of Control Exercise Period up to the date of exercise over the exercise price per share of Common Stock under the Plan. The Committee is authorized to amend the terms of a Limited Stock Appreciation Right held by any employee subject to Section 16 of the Exchange Act, as may be necessary so that the holding and exercise of such Limited Stock Appreciation Right will be exempt under such Section.

      4.9  The maximum number of Options, Stock Appreciation Rights and Limited Stock Appreciation Rights that may be granted to each Participant during any calendar year shall not exceed 400,000.

SECTION 5 — RESTRICTED STOCK, STOCK AWARDS AND UNRESTRICTED STOCK

      5.1  An award of Restricted Stock, Stock Awards and Unrestricted Stock to a Participant shall entitle the Participant to receive the number of shares of Common Stock specified by the Committee in accordance with the terms and conditions of this Section 5.

      5.2  During the Restricted Period specified by the Committee, Restricted Stock awarded to a Participant may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided. Except as otherwise provided by the Committee, the Restricted Period specified in respect of any award of Restricted Stock shall not be less than three years, except that the Committee may provide for a Restricted Period to terminate at any time after one year upon the attainment of performance-based objectives established as provided in clause (i) of Section 5.11. Except as provided in this Section 5.2 and/or as otherwise provided by the Committee, a Participant, as the owner of Restricted Stock, shall have all the rights of a holder of Common Stock, including but not limited to the right, subject to the provisions of Sections 8.7 and 8.8, to receive all dividends or dividend equivalents paid on and the right to vote such Restricted Stock. Notwithstanding anything to the contrary in the Plan, upon the occurrence of a Change of Control Event the Restricted Period applicable to Restricted Stock shall end and all restrictions on Restricted Stock shall expire.

      5.3  If a Participant holding Restricted Stock ceases to be an employee of the Corporation or any of its Subsidiaries during the Restricted Period for any reason other than death or Retirement, the Committee may at the time of cessation of employment terminate the Restricted Period with respect to any or all of such Restricted Stock. If the Committee does not terminate the Restricted Period with respect to such Restricted Stock at the time of cessation of employment, such Restricted Stock shall be forfeited.

      5.4  If a Participant holding Restricted Stock ceases to be an employee of the Corporation or any of its Subsidiaries during the Restricted Period by reason of death or Retirement, Restricted Stock held by that Participant shall become free of all restrictions thereon and, pursuant to Section 5.7, the Corporation shall deliver that Restricted Stock to that Participant or that Participant’s beneficiary, as the case may be, within 60 days.

      5.5  Each Participant awarded Restricted Stock, Stock Awards or Unrestricted Stock shall enter into such agreement with the Corporation as may be specified by the Committee in which the Participant agrees to the terms and conditions of the award and such other matters as the Committee in its sole discretion shall specify.

      5.6  Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant to whom the Restricted Stock was awarded, deposited by the Participant with the Corporation together with a stock power endorsed in blank and bear the following, or a substantially similar, legend:

“The transferability of this Certificate and the Common Stock represented hereby is subject to the terms and conditions, including forfeiture, contained in Section 5 of the 1993 Long Term Incentive Plan of C. R. Bard, Inc., as amended, and an Agreement entered into between the registered owner and C.R. Bard, Inc. Copies of the Plan and Agreement are on file in the executive office of C. R. Bard, Inc., 730 Central Avenue, Murray Hill, New Jersey 07974.”

      5.7  When the restrictions imposed by Section 5.2 and any related restrictions on Restricted Stock have expired or have otherwise been satisfied, the Corporation shall deliver to the Participant holding that Restricted Stock, or the Participant’s legal representative, beneficiary or heir, a certificate or certificates, without the legend referred to in Section 5.6, for the number of shares of Restricted Stock deposited with the Corporation by the Participant pursuant to Section 5.6 with respect to which all restrictions have expired or been satisfied. At that time, the Agreement referred to in Section 5.5 shall terminate forthwith as to those shares.

      5.8  Stock Awards shall be made by the Committee in numbers of shares, and, unless otherwise specified by the Committee and subject to Section 5.9, a Stock Award shall be delivered to a Participant in three approximately equal installments (in order to avoid the issuance of fractional shares) on the date of the Stock Award and on the following anniversaries of the date of the Stock Award. Stock Awards shall be made only in lieu of salary and cash bonuses. Notwithstanding anything to the contrary in the Plan, upon the occurrence of a Change of Control Event, any installment of a Stock Award not yet delivered shall become immediately deliverable.

      5.9  No installment of shares shall be delivered on any anniversary of the date of the Stock Award to a Participant whose employment has been terminated, or who has, or has been, served notice of termination prior to the award or anniversary date of such installment; provided, however, that where such termination has occurred due to a Participant’s death or retirement, the Committee may, in its discretion, waive this condition precedent to delivery of awarded but undelivered shares. Any shares not delivered to a Participant pursuant to this Section 5.9 may be subsequently awarded to another Participant. A Participant shall have no voting rights with respect to, and shall not be entitled to any dividends declared in respect of, any awarded but undelivered shares.

      5.10  The Committee may award Unrestricted Stock to a Participant in lieu of salary or cash bonus, which Common Stock shall not be subject to forfeiture pursuant to this Section 5. Certificates representing Unrestricted Stock shall be delivered to the Participant as soon as practicable following the grant thereof.

      5.11  Notwithstanding the foregoing, certain awards granted under this Section 5 of the Plan may be granted in a manner which is deductible by the Corporation under Section 162(m) of the Code. Such awards (the “Performance-Based Awards”) shall be based upon earnings per share, net income, Group Financial Goals (as defined in the C. R. Bard, Inc. 1994 Executive Bonus Plan), return on shareholders’ investment, return on assets, attainment of strategic and operational initiatives, appreciation in the price of Common Stock, customer income, market share, sales, net profits, economic value-added models or comparisons with the Standard & Poor’s Medical Product Index and 500-Stock Index. With respect to Performance-Based Awards, (i) the Committee shall establish in writing the objective performance goals applicable to a given period of service no later than 90 days after the commencement of such period of service (but in no event after 25 percent of such period of service has elapsed) and (ii) no awards shall be granted to any participant for a given period of service until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. The number of shares of Common Stock awarded as Performance-Based Awards during any calendar year shall not exceed 25,000.

      5.12  The maximum number of shares of Common Stock that may be granted as Restricted Stock, Stock Awards and Unrestricted Stock in any calendar year shall not exceed 40 percent of the total number of shares of Common Stock granted or subject to awards granted under the Plan during such calendar year.

SECTION 6 — ADMINISTRATION

      6.1  The Plan shall be administered by the Committee, which shall consist of Disinterested Persons (and in the case of awards granted to individuals subject to Section 162(m) of the Code, the Committee shall also consist of Directors who are “outside directors” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder), and such Directors shall serve at the pleasure of the Board.

      6.2  Subject to the provisions of the Plan, the Committee shall have exclusive power to select the key employees who shall be Participants and to determine the amount of, or method of determining, the awards to be made to Participants.

      6.3  The Committee’s interpretation of the Plan and of any award granted under the Plan shall be final and binding on all Participants.

      6.4  The Committee shall have the authority to establish, adopt or revise such rules and regulations relating to the Plan and to make such determinations as it deems necessary or advisable for the administration of the Plan.

SECTION 7 — AMENDMENT OR TERMINATION

      7.1  The Board may amend any provision of the Plan and any agreement under the Plan at any time, provided that no amendment may be made that would (a) increase the maximum number of shares of Common Stock which may be acquired under the Plan, (b) extend the term during which Options may be granted under the Plan or (c) reduce the exercise price per share to less than the Fair Market Value of the Common Stock on the date an Option was granted unless the amendment has been approved by the stockholders of the Corporation. The Board shall also have the right to terminate the Plan at any time. Except with a Participant’s consent, no amendment, suspension or termination shall impair the rights of the Participant in any Options, Restricted Stock or Stock Appreciation Rights awarded to the Participant under the Plan.

      7.2  The Committee may refrain from designating Participants and from making any awards, but that shall not be deemed a termination of the Plan. No employee of the Corporation or any of its Subsidiaries shall have any claim or right to be granted awards under the Plan.

SECTION 8 — MISCELLANEOUS

      8.1  The fact that a key employee of the Corporation or any of its Subsidiaries has been designated a Participant shall not confer on that employee any right to be retained in the employ of the Corporation or any of its Subsidiaries or to subsequent awards under the Plan.

      8.2  No award under the Plan shall be taken into account in determining a Participant’s compensation for purposes of any group life insurance or other employee benefit or pension plan of the Corporation, including the Company’s Employees’ Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan.

      8.3  The Plan shall not be deemed an exclusive method of providing incentive compensation for the officers and employees of the Corporation and its Subsidiaries, and it shall not preclude the Board from authorizing or approving other forms of incentive compensation.

      8.4  All expenses and costs in connection with the operation of the Plan shall be borne by the Corporation.

      8.5  Options, Restricted Stock and Stock Appreciation Rights awarded under the Plan shall not be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights awarded under the Plan shall be exercisable during a Participant’s lifetime only by the Participant.

      8.6  A Participant may appoint a beneficiary, on a form supplied by the Committee, to exercise Options and Stock Appreciation Rights in the event of the Participant’s death and may change that beneficiary at any time prior to the date of the Participant’s death.

      8.7  In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the maximum aggregate number and class of shares in which awards may be granted under the Plan, the number of shares subject to outstanding Options and Stock Appreciation Rights and the maximum number and class of shares in which Performance-Based Awards may be granted under the Plan in any calendar year shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities distributed to a Participant with respect to Restricted Stock shall be subject to the restrictions and requirements imposed by Section 5, including depositing the certificates therefor with the Corporation together with a stock power and bearing a legend as provided in Section 5.6.

      8.8  If the Corporation shall be consolidated or merged with another corporation, each Participant who has received Restricted Stock that is still subject to restrictions imposed by Section 5.2 may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Participant is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 5.6, and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 5, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 5.6.

      8.9  The Corporation shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment at the highest marginal individual income tax rate. It shall be a condition to the obligation of the Corporation to deliver shares or pay any cash pursuant to any award that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any award agreement may provide that the Participant may elect, in accordance with any condition set forth in such award agreement, to pay a portion or all of such with holding taxes by (a) delivery of shares of Common Stock or (b) having shares of Common Stock withheld by the Corporation from the shares otherwise to be received. The number of shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by a Participant shall be at the sole discretion of the Committee, and, in the case of a Participant subject to Section 16 of the Exchange Act, the Corporation may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder.

      8.10  The Plan shall be construed in accordance with the laws of the State of New Jersey. Notwithstanding anything to the contrary in the Plan, nothing in the Plan shall be construed to prevent the transfer of funds to a grant or trust for the purpose of paying benefits under the Plan.

      8.11  If in the opinion of counsel for the Corporation, any issuance or delivery of shares of Common Stock to a Participant will violate the requirements of any applicable federal or state laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, or the Exchange Act), such issuance or delivery may be postponed until the Corporation is satisfied that the distribution will not violate such laws, rules or regulations. Certificates delivered to Participants pursuant to Section 5 hereof or issued on exercise of Options or Stock Appreciation Rights may bear such legends as the Corporation may deem advisable to reflect restrictions which may be imposed by law, including, without limitation, the Securities Act of 1933.

EXHIBIT C

1988 DIRECTORS STOCK AWARD PLAN

OF
C.R. BARD, INC.
(AS AMENDED AND RESTATED)

SECTION 1 — PURPOSE

      The purposes of the C.R. Bard, Inc. 1988 Directors Stock Award Plan (the “Plan”) are (a) to attract and retain highly qualified individuals to serve as Directors of C.R. Bard, Inc. (“Bard”), (b) to relate non-employee directors’ compensation more closely to Bard’s performance and its shareholders’ interests, and (c) to increase non-employee directors’ stock ownership in Bard.

SECTION 2 — DEFINITIONS

      For purposes of the Plan, the following terms shall have the indicated meanings:

(a) “Board” means the Board of Directors of the Corporation.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Governance Committee of the Board or such other committee as may be designated by the Board.

(d) “Common Stock” means the Common Stock of the Corporation, par value $0.25 per share.

(e) “Corporation” means C.R. Bard, Inc., a New Jersey corporation.

(f) “Director” means a member of the Board.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Fair Market Value” of the Common Stock on a specified day means (1) the mean between the high and low sales price on that day as reported on the New York Stock Exchange — Composite Transactions Tape or, if no sale of the Common Stock shall have occurred on the New York Stock Exchange on that day, on the next preceding day on which there was a sale, or (2) in the case of a simultaneous exercise and sale, the actual price an optionee receives in the open market on the date of the exercise. If the Common Stock is not traded on the New York Stock Exchange, the Fair Market Value shall be the amount that is reasonably determined by the Committee.

(i) “Option” means an Option to purchase Common Stock awarded to a Participant as provided in Section 5.

(j) “Option Period” means the period from the date of the grant of an Option to the date of its expiration as provided in Section 3.1.

(k) “Optionee” means a Participant who has been granted an Option under the Plan.

(l) “Participant” means a non-employee Director.

(m) “Permanent Disability” means any disability which prevents a Director from performing all duties as a Director.

(n) “Plan” means the C.R. Bard, Inc. 1988 Directors Stock Award Plan.

(o) “Restricted Period” means the vesting period, if any, of up to 10 years specified by the Committee pursuant to Section 6.2.

(p) “Restricted Stock” means Common Stock awarded to a Participant subject to restrictions as provided in Section 6 as long as those restrictions are in effect.

(q) “Retirement” means the voluntary cessation of service as a director by a director who is 55 years of age or older and who has served on the Board for at least five years.

(r) “Stock Appreciation Right” means a right awarded to a Participant as provided in Section 5 to receive in the form of Common Stock or, with the consent of the Committee, cash, an amount equal to the excess of the Fair Market Value of a share of Common Stock on the day the right is exercised over the price at which the Participant could exercise an Option to purchase that share.

(s) “Stock Award” means an award of Common Stock delivered in installments as specified by the Committee pursuant to Section 4.8.

(t) “Unrestricted Stock” means Common Stock awarded to a Participant which Common Stock is not subject to a vesting period or installment delivery specified by the Committee.

SECTION 3 — GENERAL PROVISIONS

      3.1  Except as provided in Section 4 and Sections 5.4 and 5.5, the Committee, in its sole discretion, shall select those non-employee directors to whom awards are made under the Plan and shall specify the type of awards made, the number of Options, shares of Restricted Stock, Stock Awards, Unrestricted Stock and Stock Appreciation Rights which in each case are awarded, the Restricted Period, number of installments or Option Period applicable to the awards and any other conditions relating to the awards that are consistent with the Plan and that the Committee deems appropriate. Participants may be selected and awards may be made at any time during the period that awards may be granted under the Plan. Participants do not have to be selected and awards do not have to be made at the same time by the Committee. Any awards made to a Participant shall not obligate the Committee to make any subsequent awards to that Participant.

      3.2  The total number of Shares of Common Stock subject to the Plan shall be limited so that the aggregate number of shares which may be awarded under the Plan shall not exceed 125,000 shares of Common Stock, as currently constituted. Shares of Common Stock returned to Bard as a result of the forfeiture of stock awarded or the expiration or termination of options granted shall be available under the Plan.

      3.3  The Plan shall become effective when it is adopted by the Board (the “Effective Date”); provided, however, if within one year after the Plan is adopted by the Board the Plan is not approved by the vote of a majority of the holders of the outstanding shares of Common Stock present, or represented, and entitled to vote, at a meeting of shareholders where the total vote cast on whether to adopt the Plan represents a majority of the Common Stock entitled to vote on such matter (such approval is referred to herein as “Shareholder Approval”), then the Plan (and any entitlement of non-employee directors to receive shares of Common Stock hereunder) shall terminate at the time of such meeting, or, if no meeting is held, after the passage of one year from the date the Plan was adopted by the Board.

SECTION 4 — FORMULA-BASED STOCK AWARDS

      4.1  On the first business day in October following the Effective Date, each non-employee director shall be granted the right to receive, subject to Shareholder Approval, 200 shares of Common Stock, for each year or partial year remaining in his or her current term of directorship, which shares shall only be transferred by Bard to such Director subject to and in accordance with the terms of this Section 4. Any grant of shares of Common Stock to a non-employee director pursuant to the immediately preceding sentence shall be transferred in installments (or an installment to the extent only one year remains under the term of office of a non-employee director) of 200 shares as follows: (a) the transfer of shares of Common Stock covered by the first installment shall occur promptly following the date of Shareholder Approval, and (b) the transfer of shares of Common Stock covered by the second and third installments, if any, shall occur on the first business day in October during each year of such Director’s term of office; provided, however, with respect to such second and third installments, such Director shall not be entitled to any such installment of shares and such shares shall not, under any circumstances, be transferred to such Director in the event that for any reason such Director is not a non-employee director of Bard on the date on which an installment of shares of Common Stock would otherwise have been transferable hereunder.

      4.2  After the Effective Date upon the election of any non-employee director, he or she shall be granted the right to receive 200 shares of Common Stock, subject to Section 8.7, for each year or partial year remaining in his or her current term of directorship (other than a partial year resulting from the election of a Director subsequent to the October 1st immediately preceding the annual meeting at which the term of office of such Director will expire), which shares shall only be transferred by Bard to such Director subject to and in accordance with the terms of this Section 4.2. Any grant of shares of Common Stock to a non-employee director pursuant to the terms of this Section 4.2 shall be transferred in equal installments of 200 shares each, which shares shall be transferred on, or promptly following, the first business day in October during each year of such Director’s term of office; provided, however, such Director shall not be entitled to any such installment of shares and such shares shall not, under any circumstances, be transferred in the event that for any reason such Director is not a non-employee director of Bard on the date on which an installment of shares of Common Stock would otherwise have been transferable hereunder. Notwithstanding the foregoing, the Committee may specify that any subsequent grant shall be for the right to receive such lesser number of shares of Common Stock as the Committee shall specify for each such year or partial year.

      4.3  No shares of Common Stock transferred to a non-employee director under this Section 4 of the Plan may be sold, pledged, assigned, transferred or otherwise encumbered or disposed of until the expiration of two years from the date of the transfer of such shares to the non-employee director (the “Transfer Restriction”); provided, however, such Transfer Restriction shall cease to apply upon the death or permanent disability of the non-employee director.

SECTION 5 — STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

      5.1  Subject to the provisions of this Section 5, the Committee may grant non-qualified Options with or without Stock Appreciation Rights to Participants. Each Option shall be evidenced by a Stock Option Agreement between the Corporation and the Optionee which contains the terms and conditions specified by this Section 5 and such other terms and conditions as the Committee in its sole discretion shall specify.

      5.2  The exercise price per share of Common Stock with respect to each Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the day the Option is granted.

      5.3  Except as otherwise specifically set forth in the grant thereof in accordance with this paragraph, each Option shall be for a term of up to ten years as determined by the Committee, and no Option shall be exercisable during the 12 months following the date of the grant. After the 12 month period, 25% of the total number of options granted are exercisable; after 24 months from the date of grant, 50% are exercisable; after 36 months, 75% are exercisable; and, after 48 months, 100% of the options granted are exercisable. Notwithstanding anything to the contrary in this paragraph, the Committee may, when granting Options to any person under the Plan, grant Options that are exercisable immediately or Options that are exercisable according to a schedule different from that set forth in the preceding sentence. Exercisable Options may be exercised in whole or in part, and in no case may a fraction of a share be purchased under the Plan.

      5.4  On each second Wednesday in July, each person who is a non-employee director of Bard on such date shall be granted one Option entitling the grantee thereof to purchase 600 shares of Common Stock. Such Options shall have a ten-year term and shall become exercisable with respect to 200 shares of Common Stock subject thereto on each of the first three anniversaries following the date of grant thereof. Notwithstanding the foregoing, from time to time the Committee may specify that any such Option not yet granted shall be exercisable to purchase such lesser number of shares of Common Stock as the Committee shall specify and that any such Option shall become exercisable according to such schedule as the Committee shall specify.

      5.5  If a non-employee director shall, by reason other than death or Retirement, cease to be a member of the Board while holding an outstanding Option, such non-employee director shall be permitted to exercise such Option within sixty days from the day he or she ceased to be a member of the Board; but in no event later than the expiration date of the Option, with respect to all or any part of the entire balance of shares of Common Stock to the extent exercisable by such non-employee director at the time he or she ceased to be a member of the Board. If a non-employee director shall die after the date he or she ceases to be a member of the Board while holding an outstanding Option, such Option shall be exercisable to the extent, and during the period, that such Option would, but for his or her death, have otherwise been exercisable by such non-employee director.

      5.6  If a non-employee director shall cease to be a member of the Board by reason of Retirement while holding an outstanding Option issued on or prior to April 18, 2001, such non-employee director shall be permitted to exercise such Option within three years from the last day of the month in which he or she retired; but in no event later than the expiration date of the Option, with respect to all or any part of the entire balance of shares of Common Stock to the extent exercisable by such non-employee director at the time he or she retired. If a non-employee director shall cease to be a member of the Board by reason of Retirement while holding an outstanding Option issued after April 18, 2001, such non-employee director shall be permitted to exercise such Option until the expiration date of the Option, with respect to all or any part of the entire balance of shares of Common Stock to the extent exercisable by such non-employee director at the time he or she retired.

      5.7  If a non-employee director shall die while holding an outstanding Option, and at the time of death, such Option was then exercisable with respect to less than 100% of the shares subject thereto, the number of shares with respect to which such Option shall be exercisable shall be increased to 100% of the total number of shares subject thereto. The period during which such Option shall be exercisable shall commence on the date of death and end on the first anniversary of the month in which the date of death occurred, but in no event shall the period extend beyond the expiration date of the Option.

      5.8  The Committee may grant Stock Appreciation Rights to Optionees in tandem with non-qualified Options so that exercise of a Stock Appreciation Right will have the effect of terminating the Option or portion thereof to which it relates, and exercise of an Option or portion thereof to which a Stock Appreciation Right relates will have the effect of terminating the Stock Appreciation Right. Stock Appreciation Rights shall be exercisable in the same installments and be subject to the same terms and conditions as the Options to which they relate and to such other terms and conditions as the Committee in its sole discretion shall specify.

SECTION 6 — NONFORMULA-BASED STOCK AWARDS AND RESTRICTED STOCK

      6.1  An award of Restricted Stock and Stock Awards to a Participant shall entitle the Participant to receive the number of shares of Common Stock specified by the Committee in accordance with the terms and conditions of this Section 6.

      6.2  During the Restricted Period specified by the Committee, Restricted Stock awarded to a Participant may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided. Except as provided in this Section 6.2 and/or as otherwise provided by the Committee, a Participant, as the owner of Restricted Stock, shall have all the rights of a holder of Common Stock, including but not limited to the right, subject to the provisions of Sections 8.5 and 8.6, to receive all dividends or dividend equivalents paid on and the right to vote such Restricted Stock.

      6.3  If a Participant holding Restricted Stock ceases to be a member of the Board during the Restricted Period for any reason other than death or Retirement, the Committee may at the time of cessation of service as a member of the Board terminate the Restricted Period with respect to any or all of such Restricted Stock. If the Committee does not terminate the Restricted Period with respect to such Restricted Stock at the time of such cessation, such Restricted Stock shall be forfeited.

      6.4  If a Participant holding Restricted Stock ceases to be a member of the Board during the Restricted Period by reason of death or Retirement, Restricted Stock held by that Participant shall become free of all restrictions thereon and, pursuant to Section 6.7, the Corporation shall deliver that Restricted Stock to that Participant or that Participant’s beneficiary, as the case may be, within 60 days.

      6.5  Each Participant awarded Restricted Stock or Stock Awards shall enter into such agreement with the Corporation as may be specified by the Committee in which the Participant agrees to the terms and conditions of the award and such other matters as the Committee in its sole discretion shall specify.

      6.6  Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant to whom the Restricted Stock was awarded, deposited by the Participant with the Corporation together with a stock power endorsed in blank and bear the following, or a substantially similar, legend:

“The transferability of this Certificate and the Common Stock represented hereby is subject to the terms and conditions, including forfeiture, contained in Section 6 of the C.R. Bard, Inc. 1988 Directors Stock Award Plan, as amended, and an Agreement entered into between the registered owner and C.R. Bard, Inc. Copies of the Plan and Agreement are on file in the executive office of C.R. Bard, Inc., 730 Central Avenue, Murray Hill, New Jersey 07974.”

      6.7  When the restrictions imposed by Section 6.2 and any related restrictions on Restricted Stock have expired or have otherwise been satisfied, the Corporation shall deliver to the Participant holding that Restricted Stock, or the Participant’s legal representative, beneficiary or heir, a certificate or certificates, without the legend referred to in Section 6.6, for the number of shares of Restricted Stock deposited with the Corporation by the Participant pursuant to Section 6.6 with respect to which all restrictions have expired or been satisfied. At that time, the Agreement referred to in Section 6.5 shall terminate forthwith as to those shares.

      6.8  Stock Awards shall be made by the Committee in numbers of shares, and, unless otherwise specified by the Committee and subject to Section 6.9, a Stock Award shall be delivered to a Participant in three approximately equal installments (in order to avoid the issuance of fractional shares) on the date of the Stock Award and on the following anniversaries of the date of the Stock Award.

      6.9  No installment of shares shall be delivered on any anniversary of the date of the Stock Award to a Participant whose service as a member of the Board has ceased; provided, however, that where such cessation has occurred due to a Participant’s death or Retirement, the Committee may, in its discretion, waive this condition precedent to delivery of awarded but undelivered shares. Any shares not delivered to a Participant pursuant to this Section 6.9 may be subsequently awarded to another Participant. A Participant shall have no voting rights with respect to, and shall not be entitled to any dividends declared in respect of, any awarded but undelivered shares.

      6.10  The Committee may award Unrestricted Stock to a Participant, which Common Stock shall not be subject to forfeiture pursuant to this Section 6. Certificates representing Unrestricted Stock shall be delivered to the Participant as soon as practicable following the date thereof.

SECTION 7 — ADMINISTRATION

      7.1  Subject to the provisions of the Plan, the Plan shall be administrated by the Committee and the Committee shall have exclusive power to determine the amount of, or method of determining, the awards to be made to Participants.

      7.2  The Committee’s interpretation of the Plan and of any award granted under the Plan shall be final and binding on all Participants.

      7.3  The Committee shall have the authority to establish, adopt or revise such rules and regulations relating to the Plan and to make such determinations as it deems necessary or advisable for the administration of the Plan.

SECTION 8 — MISCELLANEOUS

      8.1  All expenses and costs in connection with the operation of the Plan shall be borne by the Corporation.

      8.2  Options, Restricted Stock and Stock Appreciation Rights awarded under the Plan shall not be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights awarded under the Plan shall be exercisable during a Participant’s lifetime only by the Participant.

      8.3  A Participant may appoint a beneficiary, on a form supplied by the Committee, to exercise Options and Stock Appreciation Rights in the event of the Participant’s death and may change that beneficiary at any time prior to the date of the Participant’s death.

      8.4  The option price shall be paid in full by certified or bank cashier’s check payable to the order of Bard and/or, to the extent permitted by law, by surrendering or delivering to Bard shares of Common Stock or any other form of consideration acceptable to Bard. Upon exercise of an option, the stock purchased shall be promptly delivered. No non-employee Director holding an option, or his or her legal representatives, legatees or distributees, as the case may be, will be deemed to be a holder of any shares of Common Stock pursuant to exercise of an option until the date of the issuance of a stock certificate to him or her for such shares of Common Stock. The proceeds of the sale of Common Stock subject to options are to be added to the general funds of Bard and used for its general corporate purposes.

      8.5  If the outstanding Common Stock shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which Bard is the surviving corporation, the maximum number of shares which may be awarded under the Plan, the number of shares of Common Stock distributable pursuant to Sections 4 and 6 of the Plan, the number of options distributed and outstanding pursuant to Section 5 of the Plan and the number of options distributable pursuant to Section 5 of the Plan shall be appropriately and equitably adjusted.

      8.6  If the Corporation shall be consolidated or merged with another corporation, each Participant who has received Restricted Stock that is still subject to restrictions imposed by Section 6.2 may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Participant is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6.6, and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 6.6.

      8.7  Notwithstanding anything to the contrary contained herein, no shares of Common Stock shall be transferred by Bard pursuant to this Plan prior to the date of Shareholder Approval, and no non-employee director shall be entitled to any rights as a shareholder with respect to any shares of Common Stock granted hereunder, including, without limitation voting rights and the right to receive dividends, until such shares have been transferred.

      8.8  If the issuance of Common Stock pursuant to the Plan has not been registered under the Securities Act of 1933, as amended, any certificate representing shares transferred pursuant to this Plan, including pursuant to the exercise of an option, shall include the following legend:

“The Shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) and, accordingly, may not be offered, sold or otherwise pledged, hypothecated or transferred unless (a) pursuant to an effective registration statement under the Act or (b) an applicable exemption from the registration requirements of the Act is available. In addition, the transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions contained in the C.R. Bard, Inc. 1988 Directors Stock Award Plan.”

      A non-employee director shall not dispose of shares of Common Stock awarded hereunder, including shares of Common Stock awarded pursuant to the exercise of an option, in transactions which, in the opinion of counsel to Bard, would violate the Securities Act of 1933, as then amended, and the rules and regulations thereunder.

      8.9  This Plan shall be construed in accordance with the laws of the State of New Jersey and may be amended, suspended or terminated at any time or from time to time by action of the Board; provided, however, that no such amendment shall be made, which would, without shareholder approval:

(a) increase the number of shares that may be transferred under this Plan;

(b) materially modify the requirements as to eligibility for participation in this Plan; or

(c) otherwise materially increase the benefits accruing to the non-employee directors.

      8.10  The Plan provisions governing the eligibility for participation, the amount and timing of awards, the timing of the delivery of shares in installments, exercise prices and exercise periods, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

      8.11  The Corporation shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment at the highest marginal individual income tax rate. It shall be a condition to the obligation of the Corporation to deliver shares or pay any cash pursuant to any award that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any award agreement may provide that the Participant may elect, in accordance with any conditions set forth in such award agreement, to pay a portion or all of such withholding taxes by (a) delivery of shares of Common Stock or (b) having shares of Common Stock withheld by the Corporation from the shares otherwise to be received. The number of shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by a Participant shall be at the sole discretion of the Committee, and, in the case of a Participant subject to Section 16 of the Exchange Act, the Corporation may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder.

LOT A

C. R. BARD, INC.

Proxy Solicited on behalf of the Board of Directors

The undersigned hereby constitutes and appoints Charles P. Slacik and Nadia C. Adler, and each of them, as attorneys and proxies, with power of substitution, to represent the undersigned and to vote all of the shares of stock of C. R. BARD, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of C. R. BARD, INC. to be held at the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey, on Wednesday, April 18, 2001, at 10:00 a.m. and at any adjournments thereof (a) as specified on the items listed on the reverse hereof, and (b) in accordance with their discretion on any other business which may properly come before said meeting.

Election of Directors, Nominees:	01.	Anthony Welters

	02.	Tony L. White

TO VOTE BY TELEPHONE, PLEASE SEE THE REVERSE SIDE OF THIS CARD. TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

- Fold and Detach Here; retain admission ticket -

– – – – – – –  – – – – – – –  – – – – – – –  – – – – – – –  – – – – – – –  – – – – – – –  – – – – – – –

Dear Bard Employee,

While 2000 was a successful year overall, we anticipate many challenges and opportunities in 2001 as we continue to grow the business and begin to transition toward a new operating structure. We value your continued support and commitment, which will be critical to the Company’s success.

William H. Longfield

This portion of your proxy will serve as
an ADMISSION TICKET to the
Annual Meeting of Shareholders
of C. R. Bard, Inc.
should you be able to attend.
April 18, 2001, at 10:00 a.m.
Hamilton Park Conference Center
175 Park Avenue
Florham Park, New Jersey

Attendee(s) Signature(s):

Please print name(s)

Please mark your votes as in this example.

This proxy when properly executed will be voted in the manner directed hereon by the undersigned shareholder.

If no direction is made, this proxy will be voted FOR the election of directors and FOR proposals 2, 3 and 4.

The Board of Directors recommends a vote FOR each of the following proposals:

1. Election of Directors (see reverse)

For, except vote withheld from the following nominee(s):

FOR	withheld

2. Approval of Amendment to the 1993 Long Term Incentive Plan.

3. Approval of Amendment to the 1988 Directors Stock Award Plan.

FOR	AGAINST	ABSTAIN

4. Ratification of Independent Public Accountants.

FOR	AGAINST	ABSTAIN

Please mark this box if you plan to attend the meeting.

NOTE: This proxy must be signed exactly as name(s) appear(s) hereon. Executors, administrators, trustees, guardians, attorneys and officers signing for corporations should give full title. For joint accounts each owner must sign.

SIGNATURE (S)	DATE

- fold and detach here if you are voting by mail and return in enclosed envelope -

– – – – – – –  – – – – – – –  – – – – – – –  – – – – – – –  – – – – – – –  – – – – – – –  – – – – – – –

Dear Shareholder:

C. R. Bard, Inc. encourages you to take advantage of new and convenient ways to vote your shares. You can vote your shares over the Internet or by telephone, 24 hours a day, seven days a week. This eliminates the need to return the proxy card.
To vote your shares over the Internet or by telephone, you must use the control number located in the box just below the perforation of the proxy card.

1. To vote over the Internet:

•	Log on to the Internet and go to the web site http://www.eproxyvote.com/bcr

2. To vote by telephone: (on a touch-tone phone)

•	From the U.S., Canada and Puerto Rico —call toll free 1-877-PRX-VOTE (1-877-779-8683)

•	From outside the U.S. and Canada call 201-536-8073

Please note that all votes over the Internet or by telephone must be received by 12:00 midnight New York time on April 17, 2001.

Your Internet or telephone vote authorizes the named proxies, set forth on the reverse side of the above proxy card, to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. If you vote your shares electronically or telephonically, there is no need for you to mail back your proxy card.

Your vote is important. Thank you for voting.\\

LOT B

C. R. BARD, INC.

Proxy Solicited on behalf of the Board of Directors

The undersigned hereby constitutes and appoints Charles P. Slacik and Nadia C. Adler, and each of them, as attorneys and proxies, with power of substitution, to represent the undersigned and to vote all of the shares of stock of C. R. BARD, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of C. R. BARD, INC. to be held at the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey, on Wednesday, April 18, 2001, at 10:00 a.m. and at any adjournments thereof (a) as specified on the items listed on the reverse hereof, and (b) in accordance with their discretion on any other business which may properly come before said meeting.

Election of Directors, Nominees:	01.	Anthony Welters

	02.	Tony L. White

FOR	AGAINST	ABSTAIN

Ratification of Independent Public Accountants.

FOR	AGAINST	ABSTAIN

Please mark this box if you plan to attend the meeting.

NOTE: This proxy must be signed exactly as name(s) appear(s) hereon. Executors, administrators, trustees, guardians, attorneys and officers signing for corporations should give full title. For joint accounts each owner must sign.

SIGNATURE (S)	DATE

- fold and detach here if you are voting by mail and return in enclosed envelope -

---------------------------------------------------------------------------------------------------------------------

Dear Shareholder:

C. R. Bard, Inc. encourages you to take advantage of new and convenient ways to vote your shares. You can vote your shares over the Internet or by telephone, 24 hours a day, seven days a week. This eliminates the need to return the proxy card.

To vote your shares over the Internet or by telephone, you must use the control number located in the box just below the perforation of the proxy card.

1. To vote over the Internet:

•	Log on to the Internet and go to the web site http://www.eproxyvote.com/bcr

2. To vote by telephone: (on a touch-tone phone)

•	From the U.S., Canada and Puerto Rico —call toll free 1-877-PRX-VOTE (1-877-779-8683)

•	From outside the U.S. and Canada call 201-536-8073

      Please note that all votes over the Internet or by telephone must be received by 12:00 midnight New York time on April 17, 2001.

Your Internet or telephone vote authorizes the named proxies, set forth on the reverse side of the above proxy card, to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. If you vote your shares electronically or telephonically, there is no need for you to mail back your proxy card. Your vote is important. Thank you for voting.

Your vote is important. Thank you for voting.

TO VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE SEE THE REVERSE SIDE OF THIS CARD. TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

- Fold and Detach Here; Retain admission ticket -

---------------------------------------------------------------------------------------------------------------------

This portion of your proxy will serve as an ADMISSION TICKET to the Annual Meeting of Shareholders of C. R. Bard, Inc. should you be able to attend. April 18, 2001, at 10:00 a.m. Hamilton Park Conference Center 175 Park Avenue Florham Park, New Jersey

Attendee(s) Signature(s):

Please print name(s)

Please mark your votes as in this example.

This proxy when properly executed will be voted in the manner directed hereon by the undersigned shareholder.

If no direction is made, this proxy will be voted FOR the election of directors and FOR proposals 2, 3 and 4.

The Board of Directors recommends a vote FOR each of the following proposals:

1. Election of Directors (see reverse)

FOR	withheld

2. Approval of Amendment to the 1993 Long Term Incentive Plan.

3. Approval of Amendment to the 1988 Directors Stock Award Plan.